SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     SCHEDULE 14A INFORMATION
     Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant //
     Filed by a Party other than the Registrant/ /

     Check the appropriate box:
     / /Preliminary Consent Solicitation Statement
     / /Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))

     /x/ Definitive Consent Solicitation Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

     T. ROWE PRICE REALTY INCOME FUND IV,
     AMERICA'S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP

              (Name of Registrant as Specified in Its Charter)

     (Names of Person(s) Filing Consent Solicitation Statement, if Other Than the Registrant)

          Payment of Filing Fee (Check the appropriate box):
          / / No fee required
          /x/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1) Title of each class of securities to which transaction applies: Units of Limited Partnership Interest ("Units")
          (2) Aggregate number of securities to which transaction applies: 764,230 Units
          (3) Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          The filing fee of $4,775.40 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $23,877,000 (the aggregate amount of the cash to be received by the Registrant).
          (4) Proposed maximum aggregate value of transaction:
              $35,377,000
          (5) Total fee paid:
              $4,775.40
          /x/  Fee paid previously with preliminary materials:
     The fee of $4,775.40 was paid in full upon the filing of the Registrant's preliminary consent solicitation materials with the Commission on June 18, 1997 (Commission File No. 0-17636).













     // Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.
          (1) Amount previously paid:

          (2) Form, Schedule or Registration Statement no.:

          (3) Filing Party:

          (4) Date Filed:






















































     T. Rowe Price Realty Income Fund IV,
     America s Sales-Commission-Free Real Estate Limited Partnership 100 East Pratt Street, Baltimore, MD 21202

     James S. Riepe
     Chairman of the Board and President
     of T. Rowe Price Realty Income Fund IV
     Management, Inc., General Partner

     July 28, 1997

     Fellow Partner:

     We are writing to request your consent to sell T. Rowe Price
     Realty Income Fund IV s interests in its five remaining properties to Glenborough Realty Trust Incorporated and to complete the liquidation of the Fund. A majority of the Fund s outstanding units must consent to the proposal for the transaction to proceed.

     The enclosed materials discuss the transaction in detail, but we would like to summarize our reasons for recommending that you consent to proceeding with the sale.

          The Fund has generally held the properties for the period anticipated when the Fund was organized, and current market conditions appear favorable for a sale.

          The Fund expects to benefit substantially by selling properties together instead of individually. Benefits include lower aggregate sales costs, more modest adjustments to the sale price, and faster liquidation of the Fund.

          The price offered by Glenborough should allow the Fund to liquidate its investments for an amount that exceeds our most recent estimated aggregate property value.

          The General Partner has obtained a "Fairness Opinion" from Legg Mason s corporate finance division, indicating that the sale is fair to the Fund and to its Limited Partners from a financial point of view.

     The enclosed materials contain a complete discussion of the advantages and disadvantages of the transaction under the heading "THE TRANSACTION-Recommendation of the General Partner." After carefully weighing the facts and circumstances associated with the Glenborough transaction as well as alternative courses of action, we concluded that the bulk property sale to Glenborough and subsequent liquidation of the Fund is an outstanding opportunity to maximize value for investors.

     Therefore, we recommend that you approve the proposed transaction by signing and returning the enclosed consent card in the accompanying postage-paid envelope. Your participation is extremely important, and your early response could save your Fund the substantial costs associated with a follow-up mailing. If you have any questions, please feel free to call one of our real estate representatives at 1-800-962-8300.

     Sincerely,

     James S. Riepe


























































                    T. ROWE PRICE REALTY INCOME FUND IV,
                      AMERICA'S SALES-COMMISSION-FREE
                      REAL ESTATE LIMITED PARTNERSHIP
                           100 East Pratt Street
                         Baltimore, Maryland 21202

                       NOTICE OF CONSENT SOLICITATION

     To The Limited Partners of T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership

          NOTICE IS HEREBY GIVEN to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership, a Delaware Limited Partnership ("Fund") that T. Rowe Price Realty Income Fund IV Management, Inc. (the "General Partner") is soliciting written consents to approve a single proposal consisting of (i) the sale of substantially all of the assets of the Fund (the "Sale"), which currently consist of interests in five properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997, with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers, and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described in the accompanying Consent Solicitation Statement.

          The Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities (in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998), all as more fully described in the accompanying Consent Solicitation Statement.

          The Transaction must be approved by Limited Partners holding a majority of the outstanding Units. Only Limited Partners of record at the close of business on July 2, 1997 are entitled to notice of the solicitation of consents and to give their consent to the Transaction. In order to be valid, all consents must be received before 10:00 A.M., New York City time, on September 11, 1997 (unless such date or time is extended). The vote will be obtained through the solicitation of written consents, and no meeting of Limited Partners will be held. A consent may be revoked by written notice of revocation or by a later dated consent containing different instructions at any time on or before the expiration of the time by which the consent card must be received.














          Your Approval is Important -- Please read the Consent Solicitation Statement carefully and then complete, sign and date the enclosed consent card and return it in the accompanying self-addressed, postage-paid envelope. Any consent card which is signed and does not specifically disapprove the Transaction will be treated as approving the Transaction. Your prompt response will be appreciated.

     Dated:  July 28, 1997              T. ROWE PRICE REALTY INCOME
                                        FUND IV MANAGEMENT, INC.


                                        By:   /s/ James S. Riepe

                                            James S. Riepe
                                            Chairman of the Board
                                            and President

















































                    T. ROWE PRICE REALTY INCOME FUND IV,
                      AMERICA'S SALES-COMMISSION-FREE
                      REAL ESTATE LIMITED PARTNERSHIP
                           100 East Pratt Street
                         Baltimore, Maryland 21202

                       CONSENT SOLICITATION STATEMENT


          This Consent Solicitation Statement is being furnished to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership, a Delaware limited partnership ("Fund"), in connection with the solicitation of written consents ("Consents") by T. Rowe Price Realty Income Fund IV Management, Inc. ("General Partner") to approve a single proposal consisting of (i) the sale of substantially all of the assets of the Fund (the "Sale"), which currently consist of interests in five properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997 ("Purchase and Sale Agreements"), with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers ("Purchaser"), and
     (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described under the caption "THE TRANSACTION The Liquidation."

          The Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities (in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998). See "THE TRANSACTION The Liquidation."

          Under the terms of the Limited Partnership Agreement, dated as of November 17, 1987, as amended and restated as of February 23, 1988, as subsequently amended (the "Partnership Agreement"), the disposition of all the Fund's interests in real property and other assets of the Fund and the receipt of the final payment of the sale price for all of its assets results in the automatic dissolution and termination of the Fund. Because the Sale will result in the disposition of all of the Fund's remaining real estate assets, the General Partner would not ordinarily be required to obtain the consent of the Limited Partners to effectuate the subsequent dissolution and termination of the Fund. The Partnership Agreement does, however, prohibit the General Partner from engaging in certain "affiliated" transactions, including certain transactions between the General Partner and the Fund. Because the proposed form of the Liquidation will involve the transfer of certain assets and liabilities of the Fund to the General Partner, the General Partner is seeking approval of both the Sale and the Liquidation in a single proposal to the Limited Partners. Approval of the Transaction will have the effect of amending the Partnership Agreement to the extent necessary to permit the General Partner to effect the Liquidation.

          This Consent Solicitation Statement, the attached Notice of Consent Solicitation and the accompanying consent card are first being mailed to Limited Partners on or about July 28, 1997.



     The date of this Consent Solicitation Statement is July 28, 1997.




















































                             TABLE OF CONTENTS

     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     ACTION BY CONSENT . . . . . . . . . . . . . . . . . . . . . . . 4
          General  . . . . . . . . . . . . . . . . . . . . . . . . . 4
          Matters to be Considered . . . . . . . . . . . . . . . . . 4
          Record Date  . . . . . . . . . . . . . . . . . . . . . . . 4
          Action by Consent  . . . . . . . . . . . . . . . . . . . . 4
          Recommendation of General Partner  . . . . . . . . . . . . 5

     THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . 5
          Description of the Fund  . . . . . . . . . . . . . . . . . 5
          Background of the Disposition Plan . . . . . . . . . . . . 5
          Background of the Sale . . . . . . . . . . . . . . . . . . 6
          Description of the Properties to be Sold . . . . . . . . . 7
          Annual Valuation . . . . . . . . . . . . . . . . . . . . . 9
          Fairness Opinion . . . . . . . . . . . . . . . . . . . . . 9
          Recommendation of the General Partner  . . . . . . . . .  13
          Failure to Approve the Transaction . . . . . . . . . . .  15
          Terms of the Purchase and Sale Agreements  . . . . . . .  15
          The Liquidation  . . . . . . . . . . . . . . . . . . . .  18

     BENEFITS OF THE TRANSACTION TO AND POSSIBLE
     CONFLICTS OF THE GENERAL PARTNER AND ITS AFFILIATES . . . . .  19

     CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE  19
          General  . . . . . . . . . . . . . . . . . . . . . . . .  19
          Taxation Prior to Liquidation  . . . . . . . . . . . . .  20
          Taxation of Liquidation  . . . . . . . . . . . . . . . .  21
          Capital Gains  . . . . . . . . . . . . . . . . . . . . .  21
          Passive Loss Limitations . . . . . . . . . . . . . . . .  22
          Certain State Income Tax Considerations  . . . . . . . .  22
          Tax Conclusion . . . . . . . . . . . . . . . . . . . . .  22

     NO APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . .  23

     MARKET FOR THE FUND'S LIMITED PARTNERSHIP INTERESTS
     AND RELATED SECURITY HOLDER MATTERS . . . . . . . . . . . . .  23

     SELECTED HISTORICAL FINANCIAL DATA  . . . . . . . . . . . . .  25

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . .  26
          Results of Operations  . . . . . . . . . . . . . . . . .  26
          Liquidity and Capital Resources  . . . . . . . . . . . .  27
          Reconciliation of Financial and Tax Results  . . . . . .  28

     BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . .  28

     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF . . . . . . .  29

     LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . .  29













     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .  29

     INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .  31

     APPENDIX I -- Opinion of Legg Mason Wood Walker, Incorporated A-1





























































     SUMMARY

          The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement. References are made to, and this summary is qualified in its entirety by, the more detailed information contained in this Consent Solicitation Statement. Unless otherwise defined herein, terms used in this summary have the respective meanings ascribed to them elsewhere in this Consent Solicitation Statement. Limited Partners are urged to read this Consent Solicitation Statement in its entirety.


     The Partnership

     T. Rowe Price Realty Income
     Fund IV, America's Sales-Commission-Free
     Real Estate Limited Partnership     The Fund owns, directly and
                                         through joint venture
                                         partnerships, interests in five
                                         commercial properties
                                         (collectively "Properties" and
                                         individually a "Property")
                                         consisting of two retail centers,
                                         one industrial and one business
                                         park, and one warehouse building.
                                         The principal offices of the Fund
                                         are located at 100 East Pratt
                                         Street, Baltimore, Maryland
                                         21202, and its telephone number
                                         is 1-800-962-8300.

     The Purchaser

     Glenborough Realty Trust
     Incorporated and Glenborough
     Properties, L.P.                    Glenborough Realty Trust
                                         Incorporated is a Maryland
                                         corporation whose shares trade on
                                         the New York Stock Exchange.

                                         Glenborough Realty Trust
                                         Incorporated is the general
                                         partner of Glenborough
                                         Properties, L.P., a Delaware
                                         limited partnership.  The
                                         principal offices of the
                                         Purchaser are located at 400
                                         South El Camino Real, San Mateo,
                                         California 94402.

     The Transaction














     General The Transaction is a single proposal to be approved by the Limited Partners and consists of
                                         (i) the Sale of all five
                                         Properties to the Purchaser for
                                         an aggregate purchase price of
                                         $35,377,000 (of which the Fund's
                                         aggregate interest therein is
                                         $23,877,000), subject to certain
                                         adjustments at or prior to
                                         closing, and (ii) the Liquidation
                                         of the Fund.

     Background of the
     Transaction                         In 1996, the General Partner,
                                         based upon its belief that the
                                         real estate markets were
                                         improving and the fact that the
                                         Fund was approaching the end of
                                         its expected duration, indicated
                                         its intention to dispose of all
                                         the Fund's Properties by the end
                                         of 1998.  In January 1997, the
                                         Purchaser contacted the Fund and
                                         indicated its desire to purchase
                                         the Fund's Properties.  After a
                                         series of negotiations, the Fund
                                         and the Purchaser entered into an
                                         agreement for the Fund to sell
                                         its Properties to the Purchaser,
                                         subject to certain contingencies.
                                         See "THE TRANSACTION-Background
                                         of the Disposition Plan" and "-
                                         Background of the Sale."

     Recommendation of the
     General Partner                     The General Partner has carefully
                                         considered the Transaction and
                                         has concluded that the
                                         Transaction is in the best
                                         interests of the Fund and the
                                         Limited Partners.  Accordingly,
                                         the General Partner approved the
                                         Transaction and is recommending
                                         that the Limited Partners consent
                                         to it.

     Security Ownership
     and Voting of the
     General Partner                     At the Record Date, the parent of
                                         the General Partner owned 500
                                         Units (less than 1% of the
                                         outstanding Units), and all
                                         officers and directors of the












                                         General Partner, as a group,
                                         beneficially owned 1,370 Units
                                         (less than 1% of the outstanding
                                         Units). T. Rowe Price Trust
                                         Company, as custodian for
                                         participants in the T. Rowe Price
                                         Funds Individual Retirement
                                         Accounts, as custodian for
                                         participants in various 403(b)(7)
                                         plans, and as custodian for
                                         various profit sharing and money
                                         purchase plans, is the registered
                                         owner of 248,454 Units (33% of
                                         the outstanding Units).  T. Rowe
                                         Price Trust Company has no
                                         beneficial interest in such
                                         accounts and no control over
                                         investment decisions with respect
                                         to such accounts, nor any other
                                         accounts for which it may serve
                                         as trustee or custodian with
                                         respect to an investment in the
                                         Fund.  The parent of the General
                                         Partner and all officers and
                                         directors of the General Partner
                                         intend to consent to the
                                         Transaction. See "VOTING
                                         SECURITIES AND PRINCIPAL HOLDERS
                                         THEREOF."

     Opinion of Financial
     Consultant                          Legg Mason Wood Walker,
                                         Incorporated ("Legg Mason") acted
                                         as a financial consultant to the
                                         General Partner in connection
                                         with the Sale.  The General
                                         Partner has received a fairness
                                         opinion from Legg Mason that the
                                         Sale is fair, from a financial
                                         point of view, to the Fund and
                                         the Limited Partners.  See "THE
                                         TRANSACTION-Fairness Opinion."
     Consummation of the
     Sale                                The Sale will be consummated as
                                         promptly as practicable after
                                         obtaining the requisite approval
                                         of the Limited Partners to the
                                         Transaction and the satisfaction
                                         or, where permissible, waiver of
                                         all conditions to the Sale.

     No Appraisal Rights                 If the Transaction is approved by
                                         Limited Partners owning a
                                         majority of the outstanding












                                         Units, dissenting Limited
                                         Partners will not have appraisal
                                         rights in connection with the
                                         Transaction.  See "NO APPRAISAL
                                         RIGHTS."
     Certain Federal and State
     Income Tax Consequences             Assuming that the Sale occurs in
                                         1997, as anticipated, the Sale of
                                         the Properties will result in the
                                         allocation of taxable gains and
                                         losses among the Limited
                                         Partners.  The Sale proceeds
                                         distributed to the Limited
                                         Partners in 1997 are expected to
                                         exceed the Limited Partners'
                                         income tax liability attributed
                                         to the Sale.  See "CERTAIN
                                         FEDERAL AND STATE INCOME TAX
                                         CONSEQUENCES OF THE SALE."

     Final Distributions
     and Liquidation                     Following the consummation of the
                                         Sale, the General Partner will
                                         determine the amount of assets
                                         that it believes will be
                                         sufficient to provide for the
                                         payment of the Fund's recorded
                                         liabilities. The balance of the
                                         Fund's assets will then be
                                         promptly distributed to the
                                         Limited Partners and General
                                         Partner in accordance with the
                                         Partnership Agreement. It is
                                         expected that all such net assets
                                         will be distributed no later than
                                         the quarter following the closing
                                         of the Sale. The liabilities and
                                         the assets required to satisfy
                                         such liabilities will then be
                                         transferred to the General
                                         Partner, in order to terminate
                                         the Fund by December 31, 1997 and
                                         eliminate the need for the
                                         taxable Limited Partners to
                                         receive Schedules K-1 for 1998.
                                         See "THE TRANSACTION-The
                                         Liquidation."

     Action by Written Consent

     Termination of Consent
     Solicitation                        Consents must be received by
                                         September 11, 1997, at 10:00
                                         A.M., New York City time (unless
                                         such date or time is extended).












     Record Date; Units
     Entitled to Consent                 Limited Partners of record at the
                                         close of business on July 2, 1997
                                         are entitled to approve the
                                         Transaction by written Consent.
                                         At such date there were
                                         outstanding 764,230 Units, each
                                         of which will entitle the record
                                         owner thereof to one vote.

     Purpose of the Action               Written Consents are being
                                         solicited to approve the
                                         Transaction, which consists of
                                         (i) the Sale of substantially all
                                         of the assets of the Fund, and
                                         (ii) the Liquidation of the Fund.

     Vote Required                       The Transaction must be approved
                                         by Limited Partners holding a
                                         majority of all outstanding
                                         Units.













































                                ACTION BY CONSENT
     General

               This Consent Solicitation Statement is being furnished on behalf of the Fund to the Limited Partners of the Fund in connection with the solicitation of Consents by T. Rowe Price Realty Income Fund IV Management, Inc., as the General Partner.

               This Consent Solicitation Statement, the attached Notice of Consent Solicitation and accompanying consent card are first being mailed to Limited Partners on or about July 28, 1997.

     Matters to be Considered

               Consents are being solicited to approve the Transaction, which consists of (i) the Sale of substantially all of the assets of the Fund, and (ii) the Liquidation of the Fund. Such Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998. See "THE TRANSACTION-The Liquidation."

     Record Date

               The close of business on July 2, 1997 ("Record Date") has been fixed by the General Partner for determining the Limited Partners entitled to receive notice of the solicitation of Consents and to give their Consent to the Transaction. On the Record Date, there were 764,230 issued and outstanding Units entitled to vote held of record by 4,562 Limited Partners.

     Action by Consent

               Pursuant to the terms of the Partnership Agreement, the approval of Limited Partners owning a majority of the outstanding Units is required to effect the sale of all or substantially all of the assets of the Fund in a single sale or in multiple sales in the same 12-month period. "Substantially All of the Assets" is defined by the Partnership Agreement to mean properties representing 662/3% or more of the original purchase price of all of the Properties as of the most recently completed calendar quarter. The Partnership agreement also prohibits certain "affiliated" transactions between the General Partner and the Fund. Since the Transaction would result, among other things, in the Sale of substantially all of the assets of the Fund, as well as the transfer of certain assets and liabilities of the Fund to the General Partner pursuant to the Liquidation, the approval of the Transaction by the Limited Partners owning a majority of the outstanding Units is required to effect the Transaction. Such approval will be obtained through the solicitation of written Consents from Limited Partners, and no meeting of Limited Partners will be held to vote on the Transaction. Under Delaware law and under the Partnership Agreement, any matter upon which the Limited Partners are entitled to act may be submitted for a vote by written consent without a meeting. Any Consent given pursuant to this solicitation may be revoked by the person giving it at any time before 10:00 A.M., New York City time, on September 11, 1997 (unless such date or time is extended), by sending a written notice of revocation or a later dated Consent containing different instructions to the Secretary of the General Partner before such date. Any written notice of revocation or subsequent Consent should be sent to T. Rowe Price Realty Income Fund IV Management, Inc., P.O. Box 89000, Baltimore, MD 21289-0270.

               In addition to solicitation by use of the mails, officers, directors and employees of the General Partner or its affiliates may solicit Consents in person or by telephone, facsimile or other means of communication. Such officers, directors and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries and the Fund will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. All costs and expenses of the solicitation of Consents, including the costs of preparing and mailing this Consent Solicitation Statement, will be borne by the Fund. The aggregate expenses anticipated to be incurred by the Fund relating to this solicitation, including legal fees, are expected to be approximately $75,000.

     Recommendation of General Partner

               The General Partner has approved the Transaction and recommends that Limited Partners consent to it. See "THE TRANSACTION-Recommendation of the General Partner."

                                 THE TRANSACTION
     Description of the Fund

               The Fund was formed in November 1987 for the primary purpose of acquiring a portfolio of income producing commercial properties on an unleveraged basis and subsequently operating and holding such properties for investment. The Fund was structured as a self-liquidating partnership with a finite life, which would distribute its cash flow during its operating stage and its proceeds of sale during its liquidating stage, whereupon the Fund would be liquidated and dissolved. It was anticipated that the properties would be held for approximately seven to ten years after acquisition although, depending on economic and market factors, they could be held for shorter or longer periods in the complete discretion of the General Partner. The interests in the Properties were purchased between 1988 and 1991 and have now generally been held for their anticipated holding periods.













               The Fund owns, directly and through joint venture partnerships, interests in five commercial properties consisting of two retail centers, one industrial and one business park, and one warehouse building. One of the retail centers, Westbrook Commons, is owned by Penasquitos 34, a joint venture in which the Fund and an affiliated fund each own a 50% interest. The Westbrook Commons Property was acquired as part of a tax-deferred exchange in 1990 after Penasquitos 34 sold Rancho Penasquitos, a retail center located in San Diego, California. The other retail center, Goshen Plaza Shopping Center, is owned by Goshen Road Limited Partnership, in which the Fund is the sole general partner and owns a 90% interest and in which unaffiliated limited partners own a 10% interest. The business park, Tierrasanta, is owned by Tierrasanta 234, a joint venture in which the Fund owns a 40% interest and two affiliated funds each own a 30% interest. The Fund directly owns a 100% interest in the industrial park, Kent Sea Park, and the warehouse building, Burnham. The Fund owned two additional properties or interests therein that have been sold prior to the date of this Consent Solicitation Statement.

     Background of the Disposition Plan

               In 1996, the General Partner disclosed its intention to dispose of all of the Fund's Properties by the end of 1998. This decision was based upon the General Partner's belief that the real estate market was improving, as well as the fact that the Fund was nearing the end of its anticipated life. Over the past few years, the ability to sell properties generally has been enhanced by further improvements in the national real estate market. Pension funds, real estate investment trusts ("REITs") and other institutional buyers have increased their purchasing activity in recent years compared to the early 1990's when these same institutional buyers were largely out of the market. Lower interest rates have also improved the market for selling properties as entrepreneurial buyers who require debt financing to purchase properties are able to borrow funds at more advantageous rates.

               More specifically, with respect to the Fund's Properties, improvements in the real estate capital markets and in the operating performance of certain Properties has enhanced the prospects for selling these Properties or the prices at which they can expect to be sold. During the late 1980's and early 1990's, the Fund's Properties experienced adverse operating results and decreases in value due to a nationwide slump in real estate values as well as difficult local market conditions, especially in the southern California and the suburban Washington, D.C. markets, where two of the Properties are located. Improvements in the real estate capital markets and in the local real estate markets have caused rents to increase and concessions to tenants (such as free rent periods and tenant improvements) to decrease. As a result of improved occupancy and property cash flow and the improvement in the real estate capital markets, the Properties located in these areas are better positioned for sale now than they were during the past several years. See "THE TRANSACTION-Description of Properties to be Sold" for more details concerning these Properties.












               Accordingly, the General Partner determined that the Fund should investigate opportunities for selling the Properties. The Fund previously sold two property investments, the Metropolitan Industrial property in 1994, and the Fairchild Corporate Center in 1996. The Metropolitan Industrial property was sold pursuant to an unsolicited offer received by the Fund. With respect to the Fairchild Corporate Center, the Fund owned a 20% interest in a general partnership, Fairchild 234, which owned a note secured by a deed of trust on Fairchild Corporate Center. Fairchild Corporate Center was sold as a result of Fairchild 234 advertising the property for auction as part of the process of foreclosing on the deed of trust. Several favorable offers were received in response and the property was sold to one of the offerors without proceeding with the foreclosure.

     Background of the Sale

               In January 1997, the Fund was contacted by the agent of an unidentified buyer (which was later disclosed to be the Purchaser), who expressed an interest in purchasing all of the remaining real estate assets of the Fund and of the four other public real estate funds sponsored by T. Rowe Price Associates, Inc. ("Associates"). The four entities affiliated with the Fund are sometimes hereinafter referred to as "Affiliated Funds" and, together with the Fund, the "Funds." Later in January, after telephone discussions between this third party and representatives of the Fund, the Purchaser contacted the Fund and identified itself as the potential buyer. Thereafter, in February 1997, the Fund entered into a confidentiality agreement with the Purchaser and its third party representative and forwarded certain business and financial information to the Purchaser for its review. The Purchaser then submitted an offer for all of the Fund's Properties, including its interests in the Tierrasanta, Westbrook Commons and Goshen Plaza Properties, at a price of $20,140,000.

               On March 7, 1997, the Fund made a counteroffer to sell its Burnham Building and Kent Sea Park Properties to the Purchaser for $9,100,000 and the Goshen Plaza Property for $5,000,000, and, with the Affiliated Funds, made counteroffers to sell to the Purchaser the Tierrasanta Property for $6,750,000 and the Westbrook Commons Property for $15,200,000. On March 10, 1997, the Purchaser made a counteroffer to purchase the Burnham Building and Kent Sea Park Properties for $8,827,000, and the Goshen Plaza Property for $4,850,000, subject in both cases to negotiation of additional terms of sale, which the Fund accepted on March 12, 1997. On March 12, 1997 the Purchaser also made, and the Funds accepted, subject to negotiation of additional terms of sale, an offer to purchase the Tierrasanta Property at a price of $5,250,000 and the Westbrook Commons Property for $15,200,000. Thus, the total aggregate purchase price for all of the Properties was $34,127,000, and the Fund's interest therein was $23,377,000.

               LaSalle Advisors Limited Partnership ("LaSalle"), the real estate adviser to the Fund, thereafter received indications of interest on behalf of the Fund from third parties to purchase Tierrasanta at prices ranging from $6.8 million to $7.3 million. However, all of these offers would have involved substantial due diligence by the offerors, and possible downward price adjustment.
     The Funds gave the Purchaser an opportunity to increase its offer for Tierrasanta and, on April 8, 1997, the Purchaser increased its offer for Tierrasanta to $6.5 million. The Funds accepted the Purchaser's new offer for Tierrasanta on April 11, 1997. Thus, the Fund's interest in the aggregate purchase price of $35,377,000 for all of the Properties is $23,877,000.

               The Purchase and Sale Agreements for the Properties were executed on April 11, 1997, and the Purchaser deposited a total of $353,770 (the "Escrow Deposit"), representing 1% of the aggregate purchase price for all of the Properties, in an escrow account. Description of the Properties to be Sold

               Tierrasanta

               The Fund owns a 40% interest in Tierrasanta 234, a joint venture with T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership ("RIF II") and T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership ("RIF III"), two of the Affiliated Funds. Tierrasanta 234 owns a 100% interest in Tierrasanta Research Park in San Diego, California. The project, built in 1984 and acquired in 1988, contains four buildings utilized for research and development purposes, for a total of 104,000 square feet of space. It is located in the Kearny Mesa market area, north of San Diego, which is part of the larger "Interstate 15" commercial corridor.

               Tierrasanta is part of the Kearny Mesa research and development ("R&D")/office market. The Property competes against both R&D and office buildings. Overall activity in the submarket was good in 1996, with approximately 1,475,000 square feet of gross absorption for the year in R&D space, and slightly higher rents than at year-end 1995. The vacancy rate in the market at year-end 1994 was approximately 13%, improving to approximately 10% in 1995 and 6% in 1996.

               Rental rates in this submarket at year-end for R&D space range between $6.60 and $9.00 per square foot net of expenses, with tenant improvements ranging between $5.00 and $15.00 per square foot. Office rents are ranging between $10.80 and $16.20 per square foot with tenant improvements ranging anywhere from $7.00 to $20.00 per square foot. There continue to be several 15,000 to 25,000 square foot buildings available for lease in the Kearny Mesa submarket which compete directly with the Tierrasanta vacancy.

               Leases covering 32% of the space in Tierrasanta expire between May 1997 and December 1998, and it is estimated that the Fund's share of capital improvements, leasing commissions and tenant improvements over the same period would be approximately $230,000.

               Westbrook Commons














               The Fund owns a 50% interest in Penasquitos 34, a joint venture in which RIF III also owns a 50% interest. Penasquitos 34 owns a 100% interest in Westbrook Commons Shopping Center, a neighborhood shopping center in the Village of Westchester, Illinois, a Chicago suburb. The Property, which contains 122,000 rentable square feet of space, was built in 1984 and acquired in 1990.

               The Westchester market in which Westbrook Commons is located continues to remain a stable and relatively healthy environment for retailers. The 1996 year-end vacancy rate for the competitive centers within a three-mile radius of Westbrook Common is approximately 2%, down from 7% at year-end 1994, and 4% at year-end 1995. Westbrook Common's average leased status for the three months ended March 31, 1997 was 98%, up 4% from the year-ago period. Leases at the Property are generally at market rates.

               Leases covering 20% of the space in Westbrook Commons expire between May 1997 and December 1998, and it is estimated that the Fund's share of capital improvements, leasing commissions and tenant improvements over the same period would be approximately $130,000.

               Goshen Plaza

               The Fund owns a 90% interest in Goshen Road Limited Partnership, which owns Goshen Plaza Shopping Center, a neighborhood shopping center in Montgomery County, Maryland, a suburb of the District of Columbia. The Fund is the sole general partner of the Goshen Road Limited Partnership; the remaining 10% interest is owned by unaffiliated limited partners.

               The Property was built in 1989, was acquired in 1990 and consists of four buildings: two multi-tenant buildings on either side of a single-tenant building occupied by a CVS Drug Store and a free-standing, single-tenant restaurant building on a pad. The total gross leasable area of the Property is 46,000 square feet.

               The Property competes primarily with nine other neighborhood shopping centers located within a five-mile radius, ranging in size from 11,000 square feet to 165,000 square feet and totaling approximately 782,000 square feet. Vacancy in these projects was 9% during 1996 versus 4% during 1995. The increase in vacancy can be attributed to one large tenant who vacated a center within the subject's submarket. In general, conditions in the market have been improving in the past two years. Retail activity in the Montgomery County submarket improved slightly in 1996, as market rates have moved to $15.00 to $24.00 per square foot net of taxes, insurance and utilities in 1996, above the $13.00 to $18.00 per square foot net of taxes, insurance and utilities in 1995. Tenants signing new leases within this market are typically negotiating one to two months of free rent on a five-year term. Goshen Plaza was 88% leased on average in the first three months of 1997, compared to 75% in the comparable period in 1996. Leases are generally at market rates.














               Leases covering 51% of the space in Goshen Plaza expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $190,000.

               Burnham Building

               The Fund owns a 100% interest in this warehouse facility located in the South Congress Industrial Park in the northern section of Boca Raton, Florida. It is leased to a single tenant, Burnham Services Corporation, under a long-term lease which expires February 28, 2000. Burnham, which uses this Property as its Southeast Florida regional headquarters, subleases a portion of the Property to other tenants. This one-story industrial facility was built in 1980 and acquired in 1991, and contains 71,000 rentable square feet and is situated on 4.4 acres of land.

               The downsizing of IBM's one million square foot personal computer manufacturing headquarters in Boca Raton in the late 1980's created a glut of space that prompted the deterioration of this flex office/industrial market. In 1996, IBM continued to reduce their commitment to space in the area. However, the market is almost fully absorbed and industrial space is still somewhat scarce. Overall market rents have remained stable. Rental rates for low-finish industrial buildings are at an average of between $3.50 to $9.50 per square foot per year net of taxes, insurance and utilities. No new significant speculative projects are expected in the near future, due to high land costs and restrictive zoning regulations.

               Kent Sea Park

               The Fund owns a 100% interest in Kent Sea Park, which is located in the southern end of the Kent Valley industrial market, four miles southeast of the Seattle-Tacoma International Airport, and about 15 miles south of downtown Seattle. The Property was constructed in 1980 and acquired in 1991, and consists of two one-story warehouse buildings containing 138,000 square feet located on 3.7 acres.

               The Property continues to compare favorably to the Kent Valley industrial market, which remains relatively strong overall. In 1996 there was a slight decline in the average occupancy level to 95% versus 96% in 1995 due to increased construction, but the overall trend is for continuing strong absorption. Total square footage in the submarket is approximately 70 million square feet. Although additional construction is expected to occur in 1997, occupancy and rental rates at Kent Sea Park should remain relatively stable near term as much of the new construction is expected to be designed for larger tenants than those which exist at the Property. Kent Sea Park was 100% leased as of March 31, 1997. It was 95% leased on average during the three months ended March 31, 1997, compared to 99% in the comparable period in 1996, generally at market rents.

               Leases covering 48% of the space in Kent Sea Park expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $80,000.

     Annual Valuation

               At the end of each year, commencing in 1991, the General Partner establishes an estimated value of the Fund's portfolio of Properties ("Property Valuation"). In order to establish the Property Valuation, a range of values is first established for each of the Fund's Properties. This range is primarily based on the discounting of expected future cash flows for the Properties, taking into account current and anticipated market rental rates and discount rates in the market where the Property is located, as well as conditions at the Property itself. Based on the range of values established for each Property, the General Partner establishes a range for the estimated current value of the Properties in the aggregate. The Fund's analysis is primarily based on data provided by LaSalle. The Fund also retains an independent appraiser to review the data provided by LaSalle, including LaSalle's assumptions as to market rates and projected future rental rates, and its application of these assumptions to the Properties. The appraiser also reviews the reasonableness of the aggregate market value range. Based upon the range of values established for the Properties as a group, the General Partner selects a figure within this range which then constitutes the Property Valuation.

               Once the Property Valuation is established, the General Partner uses the Property Valuation, along with the Fund's other assets and liabilities, to prepare an estimated unit value ("Unit Valuation") by dividing the aggregate net value by the number of Units outstanding at the end of the year. The Unit Valuation is not necessarily representative of the value of the Units when the Fund liquidates because, among other reasons, the Unit Valuation includes only an estimate of the value and the costs of selling the Properties and does not take into account the ongoing costs of operating the Properties and the Fund until liquidation. Nor does the Unit Valuation necessarily represent the value at which a Limited Partner could sell his or her Units currently because of the lack of liquidity of the Units. In addition, this valuation process does not take into account the possibility that, as a result of the terms of the Fund's Partnership Agreement, liquidating distributions per Unit to Taxable Limited Partners (generally, those Limited Partners who are subject to federal income tax) may vary from those to Tax-Exempt Limited Partners (Limited Partners such as those who invested in the Fund from an individual retirement account). At December 31, 1996, the Unit Valuation was $31.05 per Unit. Adjusted for a $0.75 per Unit distribution of operating cash flows in February 1997, the adjusted Unit Valuation is $30.30 per Unit. The sales price under the Purchase and Sale Agreements, after deducting expenses of the Transaction to the Fund, is estimated to exceed the adjusted Unit Valuation of $30.30 per Unit. Additional net assets from current and prior operations, as well as cash balances from the Fund's reinvestment plan, are also expected to be distributed to Limited Partners in conjunction with the Transaction. When aggregated with the proceeds of the Sale, total distributions are expected to exceed $31 per Unit. However, liquidating distributions per Unit may vary among Partners. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE-Taxation Prior to Liquidation."

     Fairness Opinion

               The General Partner requested Legg Mason Wood Walker, Incorporated ("Legg Mason") to render it an opinion as to whether the consideration to be received by the Fund from the Sale is fair to the Fund and the Limited Partners, from a financial point of view. The General Partner retained Legg Mason based upon its prominence as an investment banking and financial advisory firm with experience in the valuation of businesses, their properties and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes, especially with respect to REITs and other real estate companies.

               On July 21, 1997, Legg Mason delivered its written opinion to the General Partner (the "Fairness Opinion") that, as of the date of such opinion, based on Legg Mason's review and subject to the limitations described below, the consideration to be received by the Fund from the Sale is fair to the Fund and the Limited Partners, from a financial point of view. The Fairness Opinion does not constitute a recommendation to any Limited Partner as to whether such Limited Partner should approve the Sale. Additionally, the Fairness Opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and Legg Mason was not requested to, and did not, solicit the interest of any other party in acquiring the Properties.

               THE FULL TEXT OF THE FAIRNESS OPINION (WHICH CONTAINS A DESCRIPTION OF THE ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED AND LIMITATIONS IMPOSED ON THE REVIEW AND ANALYSIS) IS SET FORTH IN APPENDIX I AND SHOULD BE READ IN ITS ENTIRETY. THE FUND IMPOSED NO CONDITIONS OR LIMITATIONS ON THE SCOPE OF LEGG MASON'S INVESTIGATION OR THE METHODS OR PROCEDURES TO BE FOLLOWED IN RENDERING THE FAIRNESS OPINION.

               In rendering the Fairness Opinion, Legg Mason, among other things: (i) reviewed the Purchase and Sale Agreements; (ii) reviewed and analyzed certain consolidated historic and projected financial and operating data of the Fund and the Properties, including certain audited and unaudited financial statements for the Fund and unaudited cash-basis projections for the Properties, as provided by the General Partner and LaSalle; (iii) reviewed and analyzed certain other internal information concerning the business and operations of the Fund and the Properties furnished to it by the General Partner and LaSalle; (iv) reviewed and analyzed certain publicly available information concerning the Fund, the Properties and the Purchaser; (v) reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Legg Mason deemed relevant to its inquiry; (vi) reviewed and analyzed certain selected market purchase price data that Legg Mason considered relevant to its inquiry; (vii) held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and (viii) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as it deemed appropriate.

               In preparing its opinion, Legg Mason relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor was Legg Mason furnished with any such independent evaluations or appraisals. The Fairness Opinion is based upon financial, economic, market and other conditions and circumstances existing and disclosed to it as of the date of its opinion.

               The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, Legg Mason believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the Fairness Opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of real estate properties are not appraisals and may not reflect the prices at which such properties may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and Legg Mason does not assume responsibility for any future variations from such analyses or estimates. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Legg Mason in arriving at the Fairness Opinion.

               Analyses and Conclusions

               As background for its analyses, Legg Mason held extensive discussions with the General Partner and LaSalle regarding the history, current business operations, financial condition and future prospects of the Properties.












               In valuing the Properties, Legg Mason considered a variety of valuation methodologies, including (i) a discounted cash flow analysis; (ii) an analysis of certain transactions pursuant to which selected REIT's have acquired a portfolio of industrial or retail properties; and (iii) an analysis of certain publicly available market purchase price data for industrial and retail properties in the markets in which the Properties are located.

               For purposes of its analysis, Legg Mason relied upon audited financial statements for the Fund for the year ended December 31, 1996, unaudited financial statements for the Fund for the three months ended March 31, 1997 and unaudited cash-basis projections for the Properties for the years ending December 31, 1997 through 2007, inclusive, as provided by the General Partner and LaSalle.

               In connection with rendering its opinion, Legg Mason performed a variety of financial and comparative analyses, including those summarized below, and relied most heavily on the discounted cash flow analysis. Legg Mason's opinion is directed only to the fairness to the Fund and to the Limited Partners, from a financial point of view, of the consideration to be received by the Fund from the Sale, and does not address any other aspect of the Sale. The summary set forth below does not purport to be a complete description of the analyses used by Legg Mason in rendering its Fairness Opinion.

               Discounted Cash Flow Analysis. Legg Mason analyzed the financial terms of the Sale using a discounted cash flow analysis. The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business or property is the current value of the future cash flow that the business or property will generate for its owners. To establish a current implied value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Legg Mason used projections and other information provided by the management of the General Partner and LaSalle to estimate the free cash flows, defined as total projected cash revenue (including base rent and expense recoveries net of certain free rent and vacancy allowances) minus total projected cash property expenses (including utility expense, repair and maintenance expense, property management fees, insurance, real estate taxes, tenant improvements, leasing commissions and capital improvements) ("Free Cash Flows") for the nine months ending December 31, 1997 through the year ending December 31, 2007, inclusive.

               The Free Cash Flows were then discounted to the present, using discount rates ranging from 11.2% to 14.2% (12.5% midpoint) and growth rates applied to the average of the Free Cash Flows for the years ending December 31, 2005 through 2007 ranging from 4.0% to 5.5%. These discount rates reflected Legg Mason's assessment of real estate investments in general, and the specific risks of the Properties, in particular. Legg Mason's calculations resulted in a range of aggregate imputed values of the Properties of $18.0 million to $28.4 million, with a mean of $22.2 million.














               Given that the consideration of $23,877,000 to be received by the Fund from the Sale is within the aggregate values of the Properties derived from a discounted cash flow analysis, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Selected Comparable Acquisition Analysis. Legg Mason also analyzed selected transactions (the "Comparable Industrial Acquisitions") in which certain office/industrial REIT's (the "Acquiring Industrial Companies") acquired a portfolio of industrial properties (the "Target Industrial Portfolios"). Legg Mason compared the purchase price paid in each Comparable Industrial Acquisition with the latest twelve months or reported period, on an annualized basis, revenues, EBITDA and funds from operations of the Target Industrial Portfolios and calculated the following range of multiples: a range of purchase price to Target Industrial Portfolio revenues of 6.0x to 8.7x, with a mean of 7.4x; a range of purchase price to Target Industrial Portfolio EBITDA of 9.0x to 11.8x, with a mean of 10.4x; and a range of purchase price to Target Industrial Portfolio funds from operations of 8.3x to 11.8x, with a mean of 10.3x. Applying the applicable range of these acquisition multiples to the industrial Properties' revenues, EBITDA and funds from operations for the trailing twelve month period ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an implied aggregate range of values of the industrial Properties of approximately $8.7 million to $13.0 million, with a mean of $11.1 million.

               Legg Mason also analyzed selected transactions (the "Comparable Retail Acquisitions") in which certain retail REITs (the "Acquiring Retail Companies") acquired a portfolio of retail properties (the "Target Retail Portfolios"). Legg Mason compared the purchase price paid in each Comparable Retail Acquisition with the latest twelve months or reported period, on an annualized basis, revenues, EBITDA and funds from operations of the Target Retail Portfolios and calculated the following range of multiples: a range of purchase price to Target Retail Portfolio revenues of 5.1x to 8.4x, with a mean of 6.8x; a range of purchase price to Target Retail Portfolio EBITDA of 8.3x to 15.2x, with a mean of 10.4x; and a range of purchase price to Target Retail Portfolio funds from operations of 5.4x to 15.6x, with a mean of 9.0x. Applying the applicable range of these acquisition multiples to the retail Properties' revenues, EBITDA and funds from operations for the trailing twelve month period ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an implied aggregate range of values of the retail Properties of approximately $5.4 million to $15.7 million, with a mean of $10.5 million. Legg Mason then combined the respective ranges of valuations of the industrial Properties and the retail Properties, which yielded an implied aggregate range of values of the Properties of approximately $14.5 million to $28.8 million, with a mean of $21.8 million.












               Given that the consideration of $23,877,000 to be received by the Fund from the Sale is within the aggregate values for the Properties derived from the range of acquisition multiples of the Comparable Industrial Acquisitions and the Comparable Retail Acquisitions, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Selected Comparable Market Purchase Price Analysis. Legg Mason also compared certain financial information relating to the Properties to certain publicly available information on current purchase prices of industrial and retail buildings in particular markets in which the Properties are located.

               Legg Mason analyzed the prevailing purchase capitalization rate (calculated by dividing property net operating income for the applicable trailing twelve month period by the purchase price paid) for the San Diego, California; Ft. Lauderdale, Florida; and Seattle, Washington industrial markets, as well as for the Washington, D.C. and Chicago, Illinois retail markets. Legg Mason believes that these markets closely resemble the respective markets in which the Properties are located and are an appropriate basis for the comparison of values.

               Applying this selected data to the applicable Properties' net operating income for the twelve months ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an aggregate value of the Properties of $23.1 million.

               Given that the consideration of $23,877,000 to be received by the Fund from the Sale is greater than the value for the Properties derived from the purchase capitalization rates, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Pursuant to an engagement letter dated May 12, 1997, Legg Mason will receive $25,000 for its services in rendering the Fairness Opinion. Legg Mason will also be reimbursed for certain of its expenses, in an amount not to exceed $5,000 without the prior consent of the General Partner. The Fund and the General Partner have agreed to indemnify Legg Mason, its affiliates and each of its directors, officers, employees, agents, consultants and attorneys, and each person or firm, if any, controlling Legg Mason or any of the foregoing, against certain liabilities, including liabilities under federal securities law, that may arise out of Legg Mason's engagement.

               Legg Mason has, from time to time, provided securities brokerage services to Associates and its affiliates, and may do so in the future, but the compensation paid by Associates and its affiliates to Legg Mason is not material, constituting less than 1% of Legg Mason's total 1996 commission revenue, and less than 1% of such commissions paid by Associates and its affiliates in 1996. Legg Mason has also been retained by the Affiliated Funds for separate fees to render opinions in connection with the sale by such Affiliated Funds of substantially all of their properties to the Purchaser.

     Recommendation of the General Partner

               The General Partner believes that the Transaction is in the best interests of the Fund and the Limited Partners, and, therefore, recommends that the Limited Partners approve the Transaction.

               In reaching its recommendation, the General Partner considered the following factors with respect to the Transaction:

               (i) In a sale of all of the Properties in one transaction, all negotiations, including those relating to price and any adjustments to price as a result of the Purchaser's due diligence, are conducted on a portfolio level rather than Property by Property, which is more efficient and is anticipated to result in fewer price adjustments;

               (ii) The purchase price was achieved by arm's length negotiations and exceeds the Property Valuation;

               (iii) The Fairness Opinion of Legg Mason that the Sale is fair to the Fund and the Limited Partners, from a financial point of view;

               (iv)  Prior to entering into the Purchase and Sale
     Agreements, the General Partner made inquiries regarding the Purchaser and determined that the Purchaser has a reputation for completing purchases it contracts to make and for doing so in a timely and expeditious manner;

               (v) The terms and conditions of the Purchase and Sales Agreements described under "Terms of the Purchase and Sale Agreements," in particular: (a) the Purchaser's obligations are not subject to obtaining financing; (b) the Purchaser will forfeit its $353,770 Escrow Deposit if it fails to consummate the Transaction other than for the due diligence reasons discussed under "Terms of the Purchase and Sale Agreements--Condition of the Properties; Purchaser's Review of the Properties;" (c) it is unlikely that there will be any significant adjustment to the purchase price because the Purchaser had early access to information and because of the timing of the due diligence review; and (d) the Fund can terminate the Purchase and Sale Agreements with respect to Burnham Building and Kent Sea Park if a more favorable unsolicited offer is received for these Properties, although the Fund would then forfeit the Escrow Deposit of $88,270 with respect to these Properties and pay an additional $250,000 to the Purchaser;

               (vi) No brokerage commissions are required to be paid by the Fund in connection with the Sale;














               (vii) Selling all of the Properties at one time will result in lower aggregate sale costs;

               (viii) Selling all of the Properties at one time will eliminate the need for the Fund to incur the ongoing administrative and other expenses of continuing to operate the Fund and certain Properties during an extended sales period;

               (ix) The Sale and Liquidation will result in the more accelerated return of capital to the Limited Partners; and

               (x) The Sale and Liquidation is anticipated to result in the opportunity for the Taxable Limited Partners to receive their final Schedules K-1 for 1997 and avoid future inconvenience and expense from the requirement to reflect such schedules in their income tax returns in subsequent years.

               The General Partner considered the following additional factors with respect to the disposition of the Properties in general:

               (i) The fact that the Properties have now generally been held for their originally anticipated holding period;

               (ii) The General Partner's belief that current market conditions are favorable for a sale of the Properties due to the favorable interest rate environment, the increased availability of investor capital and the improvement in certain of the marketplaces in which the Fund's Properties are located, as discussed under the caption "THE TRANSACTION-Description of Properties To Be Sold;"

               (iii) The liquidity the Transaction will provide to Limited Partners that the retention of Units does not provide. At present, there is no established public trading market for Units and liquidity is limited to sporadic sales that occur within an informal secondary market, occasional tender offers for Units (which are generally at a substantial discount to the Unit Valuation) and the Fund's redemption plan (which provides liquidity only at a discount to the Unit Valuation and which has been suspended pending the Consent by the Limited Partners to the Transaction);

               (iv) The age and physical condition of the Properties, anticipated lease expirations and the anticipated need for substantial expenditures on capital improvements and tenant improvements in the near term if the Fund continued to hold the Properties through the end of 1998;

               (v) The historic as well as the present levels of distributions to the Limited Partners; and

               (vi) Retaining the Properties will continue to subject the Fund to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Fund and federal and local laws and regulations affecting the ownership and operation of real estate. More particularly, the Fund would be subject to the risks of prospective lease expirations over the next few years, particularly at Tierrasanta and Goshen Plaza, which may require substantial cash expenditures to fund tenant improvement costs and leasing commissions in order to attract and retain tenants.

               The primary disadvantages of disposing of the Properties pursuant to the Sale are as follows:

               (i) The Fund will not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the Properties. The concern in continuing to hold the Properties in an improving market is that the market conditions which led to this improvement may encourage an increasing supply of new properties which could eventually lead to oversupply of the properties and weakening of prices;

               (ii) The sale of all of the Properties at one time may not result in as high an aggregate sales price as if they were sold individually; and

               (iii) Although not anticipated, the Liquidation may result in additional compensation to the General Partner equal to the amount of assets transferred to the General Partner less the amount necessary to satisfy the ultimate liabilities of the Fund.

               The General Partner also examined the alternative of disposing of the Properties individually or in smaller groups over the next 18 months. Based upon the General Partner's analysis as set forth above, the General Partner concluded that the Sale is a superior alternative to this strategy. The General Partner also considered liquidating the Fund in the ordinary course following the Sale, without assuming the outstanding liabilities of the Fund and receiving a commensurate amount of assets to satisfy such liabilities. However, such form of liquidation would likely result in additional administrative expenses incurred by the continuation of the Fund into 1998, and the receipt by Taxable Limited Partners of Schedules K-1 for 1998. Since it is unlikely that the Liquidation proposed as part of the Transaction will result in compensation to the General Partner (the transfer of assets and liabilities will be based on a balance sheet prepared in accordance with Generally Accepted Accounting Principles), the General Partner concluded that the Liquidation was in the best interests of the Limited Partners. See "THE TRANSACTION-The Liquidation."

     Failure to Approve the Transaction

               If the Limited Partners fail to approve the Transaction, the Fund will continue to operate the Properties and attempt to sell the Properties in single or multiple sales, which may include sales to the Purchaser, in order to complete the liquidation of the Fund before the end of 1998. Such sales could, under certain circumstances, require the consent of the Limited Partners.

               If the Transaction is not approved, the sale to the Purchaser of Tierrasanta (the Property held by a joint venture in which the Fund has a 40% interest) and/or Westbrook Commons (the Property held by a joint venture in which the Fund has a 50% interest) may nevertheless be consummated because the sale of the Fund's interests in either or both of such Properties does not require the approval of the Limited Partners. Moreover, the consummation of such sales may be required under the terms of the agreements governing such joint ventures or limited partnership.

               Under each of the joint venture agreements governing Tierrasanta and Westbrook Commons, if the Fund chooses not to sell a Property, but either of the other two joint venture partners (in the case of Tierrasanta) or the single other joint venture partner (in the case of Westbrook Commons) chooses to sell the Property, the Fund will have the right to buy out the interests of the venture partners proposing the sale. If the Fund fails to buy such joint venture interests, the sale of the Property will be consummated without the Fund's consent. The General Partner does not anticipate that the Fund would purchase the joint venture interests in such case.

     Terms of the Purchase and Sale Agreements

               The following is a summary of the material terms of the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997, by and between the Fund and Purchaser and, with respect to Tierrasanta, Westbrook Commons and Goshen Plaza, between the joint ventures or limited partnership in which the Fund owns interests and the Purchaser. This summary does not purport to be complete and reference is made to the Purchase and Sale Agreements, which are incorporated herein by reference. Copies of the Purchase and Sale Agreements will be provided to Limited Partners upon written request to T. Rowe Price Services, Inc., P.O. Box 89000, Baltimore, Maryland 21289-0270, or by calling (800) 962-8300. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase and Sale Agreements.

               The Purchase and Sale Agreements provide for the Sale by the Fund to Purchaser of the Properties. The aggregate purchase price ("Purchase Price") for all of the Properties is $35,377,000 (of which the Fund's aggregate interest therein is $23,877,000) payable as follows: (i) $353,770 of the Purchase Price, the Escrow Deposit, was deposited by Purchaser into an escrow account contemporaneously with the execution of the Purchase and Sale Agreements; and (ii) the balance of the Purchase Price, subject to adjustment as described below, is payable by Purchaser at the Closing. The Closing Date is scheduled for the first business day that is five days after the latest to occur of: (a) the approval of the Transaction by the Limited Partners holding a majority of the outstanding Units; (b) the expiration of the last of the Due Diligence Periods (as described below); and (c) the receipt of the Fairness Opinion.













     Condition of the Properties; Purchaser's Review of the Properties

               The Purchaser is purchasing the Properties on an "As Is," "Where Is" and "With All Faults Basis" without any representation by the Fund as to the condition of the Properties or their fitness for any purpose except as specifically described below.

               The Purchase and Sale Agreements provide that, prior to Closing, the Purchaser has three periods (collectively, the "Due Diligence Periods") during which it has the opportunity to review and analyze certain aspects of the Properties and certain limited rights to cancel the Purchase and Sale Agreements. During the period that commenced April 11, 1997 and expired May 1, 1997 ("Financial Due Diligence Period"), the Purchaser had the opportunity to review all of the Fund's Records and request other information concerning the Properties. The Purchaser had the right, by written notice to the Fund, to terminate the Agreement and have the entire Escrow Deposit refunded to it. Because the Fund did not receive such a notice from the Purchaser during the Financial Due Diligence Period, 50% of the Escrow Deposit became non-refundable on May 1, 1997.

               Additionally, pursuant to the Purchase and Sale Agreements, the Fund provided the Purchaser with an ASTM Phase I Environmental Report (each an "Environmental Report" and, collectively, the "Environmental Reports") with respect to each Property. The Purchaser had a 30-day period (the "Environmental Due Diligence Period"), commencing on the date that it received all such Environmental Reports, to review and analyze the Environmental Reports and terminate the Purchase and Sale Agreements by written notice to the Fund and have 50% of the Escrow Deposit refunded to it. Because the Fund did not receive written notice from the Purchaser terminating the Purchase and Sale Agreements prior to June 23, 1997, the date on which the Environmental Due Diligence Period expired, the entire Escrow Deposit became non-refundable, subject to the provisions for title review described below.

               Finally, the Purchase and Sale Agreements provide for a time period (the "Title Due Diligence Period") for the Purchaser to review the state of title to the Properties. For each Property, the Purchaser was provided with a preliminary title insurance commitment and a current ALTA survey (collectively, the "Title Review Material"). Upon receipt of the Title Review Material, the Purchaser provided the Fund with written notice of the matters revealed by the Title Review Material of which the Purchaser disapproved (the "Disapproved Exceptions"). Except for certain monetary liens, the Fund has no obligation to remove any Disapproved Exceptions. Within ten days of the receipt of Purchaser's notice of Disapproved Exceptions, the Fund provided the Purchaser with a response specifying which Disapproved Exceptions it would remove prior to Closing. Although the Fund did not agree to remove all Disapproved Exceptions, the Purchaser did not elect to terminate the Purchase and Sale Agreements. Consequently, as of the date hereof, the Escrow Deposit is non-refundable.













               Conditions Precedent to Closing

               The obligations of the Fund to close under the Purchase and Sale Agreements are subject to (i) the approval of the Transaction by the Limited Partners holding a majority of the outstanding Units, (ii) the validity of the Fund's representations and warranties on the Closing Date, (iii) the absence of a fire or other insured casualty for which the Fund has elected to terminate the Purchase and Sale Agreements in accordance with their terms, and (iv) the receipt of the Fairness Opinion.

               The obligations of Purchaser to close under the Purchase and Sale Agreements are subject to (i) the Purchaser having received an estoppel certificate with respect to 90% of the Major Tenants (defined as a tenant leasing 10,000 square feet of more of space) from either the tenant or the Fund, (ii) the absence of a casualty or condemnation for which Purchaser has elected to terminate the Purchase and Sale Agreements in accordance with their terms, (iii) the willingness of the Title Company to issue title insurance policies insuring Purchaser's ownership of the Properties, and (iii) the absence of Material Inaccuracies (defined as an inaccuracy resulting in an aggregate loss to Purchaser in excess of amounts ranging from $48,500 to $152,000, depending on the Property in question) in the Fund's representations and warranties.

               Casualty to or Condemnation of the Properties

               If, prior to the Closing, any one Property is damaged due to a fire or other insured casualty and the cost of repairing such damage is in excess of amounts ranging from $75,000 to $300,000, depending on the Property in question, then the Purchaser may elect to terminate the Purchase and Sale Agreements with respect to such Property and the Purchase Price shall be reduced by the market value of such Property under the Fund's casualty insurance policy prior to the casualty.

               If, prior to Closing, any one Property is damaged due to fire or other insured casualty and either (i) the cost of repairing such damage is less than amounts ranging from $75,000 to $300,000, depending on the Property in question, or (ii) the cost of repairing such damage is in excess of amounts ranging from $75,000 to $300,000, depending on the Property in question, and the Purchaser has not elected to terminate the Purchase and Sale Agreements with respect to such damaged Property, the Closing shall occur as scheduled, the Fund shall assign to the Purchaser the proceeds of all casualty insurance with respect to such damage and the Purchase Price shall be reduced by the amount of the deductible under Fund's casualty insurance.

               If, prior to Closing, more than 10% of any one Property is condemned or taken by eminent domain and, as a consequence, the Property cannot be operated consistently with its use prior to such taking, then the Purchaser may elect to terminate the Purchase and Sale Agreement with respect to such Property and the Purchase Price shall be reduced by the allocated value of the affected Property. If, prior to Closing, a portion of any one Property is taken by eminent domain and either the Purchaser does not elect to terminate the Purchase and Sale Agreement with respect to the affected Property or the taking is not of a character that would permit the Purchaser to make such election, the Closing shall occur as scheduled without reduction in the Purchase Price and the Fund shall assign to the Purchaser all awards, if any, resulting from such condemnation.

               Operation of the Properties Prior to Closing

               Prior to the Closing, the Fund shall operate and maintain the Properties in substantially the same manner as they were operated prior to execution of the Purchase and Sale Agreements, provided, however, that during the pendency of the Purchase and Sale Agreements, the Fund shall not, without the prior consent of the Purchaser, (i) enter into any material agreement affecting the Properties or any one of them, (ii) waive a material obligation of a tenant, (iii) materially modify any Tenant Lease or Service Contracts, or (iv) perform any physical alterations to the Properties costing in the aggregate in excess of $50,000.

               Representations and Warranties

               The Purchase and Sale Agreements contain various representations and warranties of the Fund relating to, among other things (i) due organization and authority to enter into the Purchase and Sale Agreements, (ii) the absence of conflicts under any documents to which it is party and of violations of agreements and instruments by which it is bound, (iii) the absence of legal proceedings, governmental investigations and violations of law, and (iv) the accuracy of the rent roll and schedule of service contracts provided to the Purchaser.

               The Purchase and Sale Agreements also contain various representations and warranties of the Purchaser relating to, among other things (i) due organization and authority to perform its obligations under the Purchase and Sale Agreements, (ii) the absence of conflicts under any documents to which it is party and of violations of agreements and instruments by which it is bound, and
     (iii) the confidential nature of the transaction.

               Default and Damages

               The Purchase and Sale Agreements provide that the Purchaser's sole recourse for any uncured breach (a "Default") by the Fund of any representation or warranty, or any other matter related to a Purchase and Sale Agreement prior to the Closing shall be to terminate such Purchase and Sale Agreement and receive a refund of the Escrow Deposit set forth in that Purchase and Sale Agreement, together with a reimbursement of out-of-pocket expenses of up to $15,000 with respect to each Purchase and Sale Agreement, provided, however, the Purchaser shall have no such right to terminate the Purchase and Sale Agreements and receive a refund of the Escrow Deposit and reimbursement of out-of-pocket expenses unless all such Defaults by the Fund or other selling entity in the aggregate materially and adversely affect the value of the Burnham and Kent Sea Park Properties by at least $150,000, the Goshen Plaza Property by at least $100,000, the Tierrasanta Property by at least $150,000, or the Westbrook Commons Property by at least $300,000.

               In the event that a Default is first discovered by the Purchaser after the Closing, the Purchaser shall have no remedy for such Default unless such Default (i) relates to a matter expressly stated in the Purchase and Sale Agreements to survive the Closing, and
     (ii) the Purchaser brings a claim with respect to such Default prior to the earlier of (a) October 31, 1997 or (b) 90 days following the Closing. In addition, the Fund or other selling entity shall have no liability to the Purchaser based upon any inaccuracy in its representations and warranties contained in the Purchase and Sale Agreements unless the same results in damage to the Purchaser of more than $88,270 with respect to the Burnham Building and Kent Sea Park Properties, more than $65,000 with respect to Tierrasanta, more than $152,000 with respect to Westbrook Commons, or more than $48,500 with respect to Goshen Plaza. The Fund's or other selling entity's aggregate liability to the Purchaser for all such inaccuracies is $800,000 with respect to the Burnham Building and Kent Sea Park Properties, $500,000 with respect to Tierrasanta, $1,500,000 with respect to Westbrook Commons, and $450,000 with respect to Goshen Plaza.

               Proration

               All items of income and expense will be apportioned and adjusted between the Fund and the Purchaser as of 12:00 midnight, Eastern Standard time, of the day preceding the Closing Date.

               Termination

               The Purchase and Sale Agreement relating to the Burnham Building and Kent Sea Properties may be terminated by the Fund if it receives a more favorable offer for the purchase of both of such Properties from a bona fide third party. In the event of a termination of such Purchase and Sale Agreement as a result of a more favorable offer for these Properties, the Escrow Deposit of $88,270 with respect to these Properties would be returned to the Purchaser and the Fund would pay the Purchaser an aggregate topping fee of $250,000 when, and if, the Fund actually closes on such more favorable offer. Such Purchase and Sale Agreement prohibits the Fund from actively seeking a more favorable offer, but allows the Fund to negotiate in good faith in the event that it receives an unsolicited offer.

     The Liquidation

               Following the consummation of the Sale, the General Partner will prepare a balance sheet (the "Balance Sheet") in accordance with Generally Accepted Accounting Principles ("GAAP"), setting forth the total amount of assets and liabilities of the Fund, which will be audited by the Fund's independent auditors. The General Partner shall then determine the amount of net assets ("Net Assets") of the Fund by deducting all of such liabilities reflected on the Balance Sheet from the total assets of the Fund at such time. Promptly thereafter, such Net Assets, which will include net proceeds from the Sale, shall be distributed to the Limited Partners and the General Partner in accordance with the terms of the Partnership Agreement by utilizing the cash proceeds derived from the Sale and any other cash held by the Fund. If necessary, in order to avoid a distribution in kind to the Limited Partners, the General Partner will provide additional cash to the Fund, in exchange for non-cash assets of the Fund of equal value, to facilitate a cash distribution to the Partners equal to the total amount of Net Assets.

               The General Partner has determined that it is in the best interests of the Limited Partners to terminate the Fund by December 31, 1997, if possible, in order to eliminate the need for the Fund to prepare, and the Taxable Limited Partners to receive, Schedules K-1 with respect to 1998. In order to make reasonable provision to pay all outstanding liabilities of the Fund prior to the end of 1997, the General Partner has agreed to assume all liabilities of the Fund, subject to its receipt of sufficient assets of the Fund to satisfy such liabilities set forth in the Balance Sheet. Although unlikely, if the amount necessary to satisfy the liabilities proves to be less than the assets transferred to the General Partner for such purpose, the General Partner would receive additional compensation in an amount equal to the difference between such assets and liabilities.

                   BENEFITS OF THE TRANSACTION TO AND POSSIBLE
               CONFLICTS OF THE GENERAL PARTNER AND ITS AFFILIATES

               The General Partner does not anticipate receiving any fees or distributions in connection with the Sale of the Properties. In accordance with the Partnership Agreement, during the operating stage of the Fund, the General Partner was entitled to receive a 9% management fee, as well as a General Partner distribution of 1% of certain monies which were derived from operations. Any amounts which are due to the General Partner with respect to prior periods may be paid following the consummation of the Sale. However, the General Partner is entitled to these monies, regardless of whether the Sale is consummated. The Sale of all of the Properties at one time may, however, accelerate the timing for the receipt of these monies by the General Partner.

               There was a potential conflict created by the Sale because the Purchaser simultaneously offered to purchase substantially all of the assets of all of the Funds. Associates is the indirect parent company and controls the General Partner of the Fund, as well as all of the general partners and the investment manager, as the case may be, of the Affiliated Funds. The apparent conflict was addressed by insisting that the Purchaser negotiate and sign separate contracts with each of the selling entities. In order to further confirm the fairness of these third party contracts, each of the general partners or board of directors of the Affiliated Funds, as the case may be, has obtained a fairness opinion from Legg Mason that the consideration to be received by the respective Affiliated Fund from the sale to the












     Purchaser of such Affiliated Fund's properties or interests therein is fair, from a financial viewpoint, to the Affiliated Fund and its limited partners or stockholders, as the case may be.

               There is also a potential conflict for the General Partner in recommending the Sale because a mutual fund sponsored by Associates owns 1.8% of the outstanding shares of Glenborough Realty Trust Incorporated, the value of which could be enhanced by the consummation of the Sale. As of July 16, 1997, this holding constituted less than 1% of the net asset value of the fund and is not considered by Associates to be material to the fund.

               Conversely, the General Partner will be adversely affected by the Sale because the 9% management fee and the 1% of cash from operations which it presently receives will be eliminated (it received $191,000 and $15,000, respectively, for these fees during 1996). Further, in connection with the Liquidation, the General Partner may be obligated to contribute to the Fund for distribution to the Limited Partners an amount not in excess of the negative balance in the General Partner's capital account. However, the consummation of the Sale will also eliminate any liability of the General Partner for liabilities of the Fund which could arise from continued operation of the Fund. See "THE TRANSACTION-The Liquidation."

          CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

     General

               The Transaction, if approved, will have certain tax implications to the Limited Partners that must be considered. The following summarizes the material estimated federal income tax consequences for Taxable Limited Partners arising from the Transaction and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Consent Solicitation Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Transaction.

     Taxation Prior to Liquidation

               A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each Partner is required to take into account in computing his or her income tax liability his or her allocable share of the Fund's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the Partnership Agreement. If the allocation of income or loss in the Partnership Agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the Fund's income or loss to be allocated in accordance with the Limited Partners' or Partners' economic interests in the Fund. The distribution of cash attributable to Fund income is generally not a separate taxable event.

               For tax purposes, the Fund will realize and recognize gain or loss separately for each Property (and in some cases, for each building which is part of a Property). The amount of gain for tax purposes recognized with respect to an asset, if any, will be an amount equal to the excess of the amount realized (i.e., cash or consideration received reduced by the expenses of the Sale) over the Fund's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Fund's adjusted tax basis over the amount realized by the Fund for such asset. The "adjusted tax basis" of a Property is its cost (including nondeductible capital expenditures made by the Fund at the time of purchase) or other basis with certain additions or subtractions for expenditures, transactions or recoveries of capital during the period of time from acquisition of the Property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of a Property the unadjusted basis must be (i) increased to include the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) decreased by depreciation and amortization.

               Each Limited Partner must report his or her allocable share of these gains and losses in the year in which the Properties are sold. Actual gain or loss amounts may vary from the estimates set forth below. Each Limited Partner's allocable share of any Section 1245 gain, Section 1231 gain or loss and Fund net taxable income or loss from operations will be reflected on his or her applicable Schedule K-1 (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

               Under Section 702(a)(3) of the Code, a partnership is required to separately state, and the Partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Limited Partner's allocable share of any Section 1231 gain or loss and depreciation recapture realized by the Fund as a result of the Transaction would be reportable by such Limited Partner on his or her individual tax return. Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or (ii) real property used in a trade or business and held for more than one year. Conversely, Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property. If Section 1231 losses exceed Section 1231 gains, such losses would be treated as ordinary losses by the Partners.

               To the extent that Section 1231 gains for any taxable year exceed certain Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses shall be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

               Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains," respectively). The Fund does not anticipate that it would have Section 1250 gains as a result of the Transaction, and believes that Section 1245 gains, if any, will be de minimis.

               In general, under Section 11.4.4 of the Partnership Agreement, gain from a "Terminating Sale" is allocated among Partners having negative capital account balances in proportion to and to the extent of their respective negative capital account balances prior to making distributions of the sale proceeds. A "Terminating Sale" means the earlier of the sale of the Fund's last three properties or the sale of the Fund's properties which causes the aggregate acquisition cost of all Fund properties which have been sold to exceed 662/3% of the original acquisition cost of all Fund properties. Thereafter, any gain generally will be allocated among the Partners until the capital account balance of each Partner equals the Partner's "Adjusted Capital Contribution," which is defined as the Partner's original capital contribution less the portion of such contribution previously returned to the Partner. However, if such gain is insufficient to bring the capital account balance of each Limited Partner up to his or her Adjusted Capital Contribution, such gain will be allocated so as to equalize, to the extent possible, the capital accounts of the Limited Partners on a per-unit basis.

               The per-unit capital account balances of the Limited Partners vary. In particular, the capital account balances of Taxable Limited Partners are lower than the balances of Tax-Exempt Limited Partners. This variance is primarily the result of special allocations of depreciation for tax purposes to the Taxable Limited Partners during the life of the Fund. This disproportionate allocation was mandated by the Fund's Partnership Agreement and enabled the Taxable Limited Partners to shelter a portion of their Fund income from federal income taxes. In addition, the per-unit capital accounts of Limited Partners may vary as a result of different admission dates to the Fund.

               In accordance with the Partnership Agreement, distributions in liquidation are determined based on positive capital account balances for the Limited Partners. The Fund expects to recognize taxable gains of approximately $4.9 million and taxable losses of approximately $2.2 million as a result of the Sale. Management of the Fund believes that the net gain from the Sale will not be sufficient to completely equalize the per-unit capital account balances of the Limited Partners. Limited Partners with higher per-unit capital account balances will receive a per-unit distribution in excess of that paid to Limited Partners with lower per-unit capital account balances. Thus, the expected distribution as a result of the Sale is anticipated to range from $31 to $32 per Unit, depending on whether the Limited Partner is a Taxable Limited Partner or a Tax-Exempt Limited Partner and the admission date of the Partner.

     Taxation of Liquidation

               After allocating income or loss to the Partners, with the concomitant tax basis adjustments, the distribution of proceeds from the Transaction will reduce each Limited Partner's federal income tax basis in his or her Unit. To the extent that the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain depending on a Limited Partner's holding period. Upon the subsequent termination of the Fund, most Limited Partners will likely have basis remaining for their Units. The amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on the Limited Partner's holding period.

     Capital Gains

               Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, unless the rate applicable to long-term capital gains is decreased by legislation, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate of up to 39.6%. The amount of net capital loss that can be utilized to offset income will be limited to the sum of net capital gains from other sources recognized by the Limited Partner during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.

     Passive Loss Limitations

               Limited Partners who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules. A Limited Partner's allocable share of Fund income or loss is treated as derived from a passive activity, except to the extent of the Fund's portfolio income. Portfolio income includes such items as interest and dividends. A Limited Partner's allocable share of any Fund gain realized on the Sale will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments. Moreover, because the Transaction will terminate the Limited Partner's interest in the passive activity, a Limited Partner's allocable share of any Fund loss realized on the sale of its investments, or loss realized by the Limited Partner upon liquidation of his or her Units, will not be subject to the loss limitations.

     Certain State Income Tax Considerations














               Because each state's tax law varies, it is impossible to predict the tax consequences to the Limited Partners in all the state tax jurisdictions in which they are subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Limited Partner will depend upon the provisions of the state tax laws to which the Limited Partner is subject. The Fund will generally be treated as engaged in business in each of the states in which the Properties are located, and the Limited Partners would generally be treated as doing business in such states and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

     Tax Conclusion

               The discussion set forth above is only a summary of the material federal income tax consequences to the Taxable Limited Partners of the Properties and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to a Limited Partner and may not be applicable to the Tax-Exempt Limited Partners and certain other categories of Limited Partners, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships or financial institutions. It also does not address the state, local or foreign tax consequences of the transactions. ACCORDINGLY, LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.
































                               NO APPRAISAL RIGHTS

               If Limited Partners owning a majority of the outstanding Units on the Record Date consent to the Transaction, such approval will bind all Limited Partners. The Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, under which the Fund is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the consent of the majority in approving or disapproving the Transaction. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised or to have the value of their Units paid to them if they disapprove of the action of a majority in interest of the Limited Partners.

               MARKET FOR THE FUND'S LIMITED PARTNERSHIP INTERESTS
                       AND RELATED SECURITY HOLDER MATTERS

               At July 2, 1997, there were 4,562 Limited Partners. There is no active public trading market for the Units. However, during the period commencing in the fourth quarter of 1996, one bidder, who is not affiliated with the General Partner or LaSalle, made a tender offer for the Units at a price of $22 per Unit, subject to adjustment for certain distributions by the Fund. As of July 2, 1997, sales of 10,616 Units to the bidder pursuant to such offer have been presented for processing.

               The Fund had a reinvestment plan (the "Reinvestment Plan"), which was terminated in August of 1996. As of the termination of the Reinvestment Plan, 167,874 additional Units had been sold at prices ranging from $31 to $50 per Unit, for a total of $6,947,000. As of July 2, 1997, there were 764,230 Units outstanding.

               The Fund has a redemption plan (the "Redemption Plan"), whereby Limited Partners have the opportunity to present some or all of their Units to the Fund for redemption, and to have those Units redeemed provided the Fund then has sufficient proceeds from the Reinvestment Plan available for this purpose. Under the Redemption Plan, the redemption price per Unit is 90% of the Unit Valuation as determined from time to time. As of July 2, 1997, 96,242 Units had been redeemed for a total of $3,319,000. The Redemption Plan was suspended on April 15, 1997 pending the consummation of the Transaction.

               In 1987 Congress adopted certain rules concerning "publicly traded partnerships." The effect of being classified as a publicly traded Fund would be that income produced by the Fund would be classified as portfolio income rather than passive income. On November 29, 1995, the Internal Revenue Service adopted final regulations ("Final Regulations") describing when interests in Funds will be considered to be publicly traded. The Final Regulations do not take effect with respect to existing Funds until the year 2006. Due to the nature of the Fund's income and to the low volume of transfers of Units, it is not anticipated that the Fund will be treated as a publicly traded Fund under currently applicable rules and interpretations or under the Final Regulations. However, in the event the transfer of Units presented for transfer within a tax year of the Fund could cause the Fund to be treated as a "publicly traded Fund" for federal tax purposes, the General Partner will accept such transfers only after receiving from the transferor or the transferee an opinion of reputable counsel satisfactory to the General Partner that the recognition of such transfers will not cause the Fund to be treated as a "publicly traded Fund" under the Code. The General Partner is closely monitoring this situation in light of the recent tender offers.

               Cash distributions declared to the Limited Partners during the two most recent fiscal years are as follows:

     Distribution for the     Amount of
     Quarter Ended            Distributions per Unit

     March 31, 1995           $ 0.47
     June 30, 1995            $ 0.47
     September 30, 1995       $ 0.47
     December 31, 1995        $ 0.47
     March 31, 1996           $ 0.40
     June 30, 1996            $ 0.40
     September 30, 1996       $ 2.93
     December 31, 1996        $ 0.75

               All of the foregoing distributions were paid from net cash flows from operating activities, with the exception of the distribution for the quarter ended September 30, 1996, which included a distribution of $2.53 per Unit representing the sale proceeds of the sale of Fairchild Corporate Center. No additional distributions have been declared for 1997.

               There are no material legal restrictions on the Fund's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," below, for a discussion of the Fund's plans regarding future distributions.




























                       SELECTED HISTORICAL FINANCIAL DATA

               The following selected historical financial data for each of the years in the five-year period ended December 31, 1996 has been derived from the Fund's financial statements audited by the Fund's independent auditors. The following selected historical financial data for the three-month periods ended March 31, 1997 and 1996 are unaudited and, in the opinion of the General Partner, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the three-month period ended March 31, 1997 are not necessarily indicative of the results of operations to be expected for the entire year. The selected financial data set forth below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the audited and unaudited financial statements and related notes thereto appearing elsewhere herein.


               (Dollar amounts in thousands, except per-unit data)


                             Year ended December 31,

                            1992       1993      1994     1995

     Total assets        $ 33,129   $ 32,652   $26,206  $25,585

     Total revenues      $  3,959   $  4,230   $ 4,112  $ 3,706

     Net income(1)       $    725   $  1,358   $ 1,095  $ 1,044

     Net income per
     Unit(1)             $   0.97   $   1.80   $  1.45  $  1.35

     Cash distributions
      declared per Unit:

     From operations     $   2.79   $   2.57   $  2.62  $  1.88

     As a return of
        capital              --         --     $   .78     --

     From sale proceeds      --         --     $  7.85     --

























                         Year ended
                         December 31,    3 months ended (unaudited)

                           1996       March 31, 1996    March 31, 1997

     Total assets        $22,717      $25,445           $21,525
     Total revenues      $ 3,465      $   887           $   820
     Net income (1)      $   415      $   201           $   277
     Net income per
      Unit(1)            $  0.53      $  0.26           $  0.36


     Cash distributions
      declared per Unit:

     From Operations     $  1.95      $  0.40             --

     As a return of
     capital                 --          --               --

     From sale proceeds  $  2.53         --               --


     (1) The figures for Net income and Net income per Unit include a gain on real estate sold of $577 ($0.77 per Unit) for 1994 and $582 ($0.75 per Unit) for 1996.





































                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Results of Operations

               Three Months ended March 31, 1997 compared to Three Months ended March 31, 1996

               The Fund had net income of $277,000 in the quarter ended March 31, 1997, an increase of $76,000 over the comparable 1996 period. The increase was primarily attributable to an improvement in the average leased status and lower bad debt expenses at both Westbrook Commons and Goshen Plaza from a year earlier. The absence of income from Fairchild Corporate Center, which was sold in 1996, led to a decline in both operating revenues and expenses. However, there was no impact on net income during the first three months of 1997 since operating income from the property was minimal during the same period of 1996. Fund expenses rose during the quarter ended March 31, 1997, mainly as a result of necessary costs incurred in responding to a recent tender offer for Units.

               Year ended December 31, 1996 compared to Year ended December 31, 1995

               The Fund had a loss of $167,000 from operations in 1996, before the gain on the Fairchild Corporate Center sale, compared with net income of $1,044,000 in 1995. This difference was primarily due to a downward property valuation adjustment at Tierrasanta of $1,099,000 accompanied by an decreased contribution to income of $105,000 from Westbrook Commons. While conditions in the market where Tierrasanta is located were generally improving, the shortened anticipated holding period due to the Fund's disposition plans caused it to adjust the carrying value downward.

               Revenues from rental income and interest totaled $3,465,000 for 1996 compared with $3,706,000 a year earlier. This comparison was negatively affected by the absence of a full year's rental income from the Fairchild Corporate Center. Results were helped by a decline of $129,000 in operating expenses before valuation adjustments during the year, largely due to a decrease in bad debt expenses at Goshen Plaza.

               Leases representing 9% of the portfolio's leasable square footage are scheduled to expire in 1997. These leases represented approximately 11% of the portfolio's rental income for 1996. This amount of potential lease turnover is below normal for the types of properties in the portfolio, which typically lease to tenants under three to five year leases. The overall portfolio occupancy was 89% as of the end of 1996.

               The Burnham Property is the only single-tenant property in the Fund's portfolio, and no single tenant accounted for more than 10% of the Fund's revenue in 1996. The Fund therefore does not expect any material adverse effect on revenue on account of the failure of any single tenant in 1997.












               Year ended December 31, 1995 compared to Year ended December 31, 1994

               Net income from operations in 1995 was $1,044,000, an increase of $526,000 from 1994 (before gain on real estate sold). Properties held throughout both years contributed $675,000 over 1994 operations. Metropolitan Industrial contributed $149,000 to net income before its sale in 1994 but nothing in 1995. The effect of increased bad debt expense in 1995 at Goshen Plaza, Kent Sea Park, and Tierrasanta was more than offset by not having any valuation adjustments that year compared with $730,000 in 1994.

               The absence of operations at Metropolitan Industrial accounted for a decline of $379,000 in revenues and $230,000 in expenses in 1995 relative to 1994. Proceeds from the sale of this property in June 1994 contributed a gain of $577,000 to net income in 1994.

               The leased status of the portfolio at the end of 1995 was the same as it was in 1994, but the average for 1995 was lower, primarily driven by Goshen Plaza and Fairchild Corporate Center. Even so, revenue gains at other properties offset the effect of the declines at these two Properties. Within the expense categories, management fees in 1995 experienced a sharp drop from 1994 primarily because there was less cash available for distribution in 1995. The Fund's net income of $1,044,000 for 1995 equates to $1.35 per Unit compared with $1,095,000, or $1.45 per Unit, in 1994.

               The cash position declined from the beginning of year level. Cash from operating activities declined by $325,000 during 1995, and capital improvements increased $343,000. Proceeds from dividend reinvestments net of redemptions increased $540,000.

     Liquidity and Capital Resources

               The Fund originally sold 692,598 Units in connection with the public offering of Units, for a total of $34,630,000, including the contribution of $25,000 from the Initial Limited Partner. After deduction of organizational and offering costs of $2,078,000, the Fund had $32,552,000 available for investment and cash reserves.

               The public offering of Units was terminated on September 30, 1988, and additional Units were sold only in connection with the Fund's Reinvestment Plan. As of August 1996, when the Reinvestment Plan was terminated, additional capital in the amount of $6,947,000 had been raised from cash distributions reinvested and 167,874 Units issued in connection therewith. Of this amount $3,319,000 has been used to redeem Units, and the majority of the balance has been used to fund property improvements. Assuming the Transaction is consummated, the remaining funds from the Reinvestment Plan will be distributed to the Partners together with the other net assets of the Fund.

               The Fund originally purchased six properties or interests therein on an all-cash basis, and made an investment in an interest in a participating mortgage loan, completing the initial acquisition phase of its business plan. The Westbrook Commons Property, in which the Fund has a 50% interest, was acquired as part of a tax-deferred exchange in 1990 after Penasquitos 34 sold Rancho Penasquitos, a retail center located in San Diego, California. Through December 31, 1996 the Fund had sold two other property investments: the Metropolitan Industrial property and Fairchild Corporate Center, in which the Fund had a 20% interest.

               As of March 31, 1997, the carrying value of the Fund's five Properties for financial reporting purposes, including Properties held for sale, after subsequent improvements, accumulated depreciation, amortization and valuation allowances, was $19,343,000.

               The Fund expected to incur capital expenditures during 1997 totaling approximately $400,000 for tenant improvements, lease commissions, and other major repairs and improvements. In the first quarter of 1997, the Fund incurred $10,000 of such expenses. Under the terms of the Purchase and Sale Agreements, the Fund has agreed to operate and maintain the Properties in substantially the same manner as they were operated prior to the execution of the Purchase and Sale Agreements provided that the Fund has agreed that it will not, without the prior consent of the Purchaser, perform any physical alterations to the Properties costing in the aggregate in excess of $50,000. Subsequent to the execution of the Purchase and Sale Agreements, the Fund and the Purchaser agreed that the Fund would perform $4,000 of specified capital work on Kent Sea Park, and the Funds will spend $70,000 on such work at Tierrasanta, $19,500 at Goshen Plaza and $50,000 at Westbrook Commons.

               The Fund maintains cash balances to fund its operating and investing activities including the costs of tenant improvements and leasing commissions, costs which must be disbursed prior to the collection of any resultant revenues. The General Partner believes that cash balances and cash generated from operating activities in 1997 will be adequate to fund the Fund's current investing and operating needs. The Fund has suspended distributions pending completion of the Sale.

               As of December 31, 1996, the Fund maintained cash and cash equivalents aggregating $1,769,000, substantially unchanged from the prior year end. Net cash provided by investing activities increased by $2,146,000 due primarily to the Fairchild Corporate Center sale in 1996. Net cash used in financing activities increased by $1,724,000 due primarily to distribution of the proceeds of the Fairchild Corporate Center sale, the termination of the Reinvestment Plan, and an increase in the number of Units redeemed. The Fund's cash position decreased slightly during the three months ended March 31, 1997, due primarily to a larger distribution made during the first quarter of 1997, coupled with the termination of the Fund's Reinvestment Plan in 1996.

     Reconciliation of Financial and Tax Results













               For 1996, the Fund's book net income was $415,000 and its taxable loss was $2,084,000. The loss for tax purposes on the Fairchild Corporate Center sale was the primary reason for the difference. For 1995, the Fund's book net income was $1,044,000 and its taxable income was $1,414,000. Interest on the loan secured by Fairchild Corporate Center, which was recognized only for tax purposes, and bad debt expense, which was recognized only for book purposes, were the primary differences between the two. For 1994, the Fund's book net income was $1,095,000 and its taxable income was $2,167,000. The gain for tax purposes on the sale of the Metropolitan Industrial property was the primary reason for the difference. For a complete reconciliation, see Note 7 to the Fund's year-end financial statements, which note is hereby incorporated herein by reference.

                                    BUSINESS

               The Fund was formed on November 17, 1987 under the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, operating and disposing of primarily existing income-producing commercial and industrial real properties. On February 26, 1988, the Fund commenced an offering of $75,000,000 of Units ($50 per Unit) pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended. The gross proceeds from the offering totaled $34,605,000, and an additional $25,000 was contributed by the initial limited partner, T. Rowe Price Real Estate Group, Inc. There were 4,562 Limited Partners as of July 2, 1997. The offering terminated on September 30, 1988. The Fund had a Reinvestment Plan, which was terminated in August of 1996. As of the termination of the Reinvestment Plan, 167,874 additional Units had been sold at prices ranging from $31 to $50 per Unit, for a total of $6,947,000. Pursuant to the fund's Redemption Plan, 96,242 Units had been redeemed as of July 2, 1997 for a total of $3,319,000. The Redemption Plan was suspended on April 15, 1997 pending completion of the Transaction. As of July 2, 1997, there were 764,230 Units outstanding.

               In December of 1991, LaSalle entered into a contract with the General Partner and the Fund to perform day-to-day management and real estate advisory services for the Fund under the supervision of the General Partner and its affiliates. LaSalle's duties under the contract include disposition and asset management services, including recordkeeping, contracting with tenants and service providers, and preparation of financial statements and other reports for management use. The General Partner continues to be responsible for overall supervision and administration of the Fund's operations, including setting policies and making all disposition decisions, and the General Partner and its affiliates continue to provide administrative, advisory, and oversight services to the Fund. Compensation to LaSalle from the Fund consists of accountable expense reimbursements, subject to a fixed maximum amount per year. All other compensation to LaSalle is paid out of compensation and distributions paid to the General Partner by the Fund.

               The Fund is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable. In 1996, three of the Fund's properties produced 15% or more of the Fund's revenue: Westbrook Commons (32%), Kent Sea Park (22%), and Goshen Plaza (19%). In 1995, three of the Fund's investments produced 15% or more of the Fund's revenue:
     Westbrook Commons (32%), Kent Sea Park (21%), and Goshen Plaza (19%). In 1994, three of the Fund's investments produced 15% or more of the Fund's revenue: Westbrook Commons (27%), Goshen Plaza (22%), and Kent Sea Park (16%). In none of these periods did any tenant produce more than 10% of the Fund's revenues from real estate operations.

               During 1996, the Fund reviewed its portfolio and operating plans with the intent to dispose of all its operating Properties by the end of 1998, and to thereafter distribute all of the Fund's net assets to the Partners. For a description of the Fund's current plan for disposing of its operating Properties, see "THE TRANSACTION-Background of the Disposition Plan" and "-Background of the Sale."

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

               On the Record Date, there were 764,230 issued and outstanding Units entitled to vote held of record by 4,562 Limited Partners. At the Record Date, the parent of the General Partner owned 500 Units (less than 1% of the outstanding Units), and all officers and directors of the General Partner, as a group, beneficially owned 1,370 Units (less than 1% of the outstanding Units). T. Rowe Price Trust Company, as custodian for participants in the T. Rowe Price Funds Individual Retirement Accounts, as custodian for participants in various 403(b)(7) plans, and as custodian for various profit sharing and money purchase plans, is the registered owner of 248,454 Units (33% of the outstanding Units). T. Rowe Price Trust Company has no beneficial interest in such accounts and no control over investment decisions with respect to such accounts, nor any other accounts for which it may serve as trustee or custodian with respect to an investment in the Fund. The parent of the General Partner and all officers and directors of the General Partner intend to consent to the Transaction.

                                   LITIGATION

               The Fund is not currently involved in any pending legal proceedings, other than ordinary routine litigation incidental to the business of the Fund, which management believes are, individually or in the aggregate, material to the Fund's financial condition or results of operations.

                              AVAILABLE INFORMATION

               The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and












     should be available at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov".

               The Commission permits the Fund to "incorporate by reference" information into this Consent Solicitation Statement, which means that the Fund can disclose important information to Limited Partners by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Consent Solicitation Statement, except for any information superseded by information in this Consent Solicitation Statement.

               The following documents, which have been filed with the Securities and Exchange Commission, contain important information about the Fund and its financial condition and are hereby incorporated herein by reference:

               (i)The Fund's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-17636).

               (ii)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, including the Fund's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

               The Fund also hereby incorporates by reference all additional reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act that it may file with the Commission between the date of this Consent Solicitation Statement and the date of action by Consent.

               A Limited Partner of the Fund may obtain any of the documents incorporated by reference through the Fund or the Commission. Documents incorporated by reference are available from the Fund without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this Consent Solicitation Statement. Limited Partners may obtain documents incorporated by reference in this Consent Solicitation Statement by requesting them in writing or by telephone from T. Rowe Price Realty Income Fund IV, P.O. Box 89000, Baltimore, Maryland 21289-0270, telephone number 1-800-962-8300.

               If you would like to request documents from the Fund, please do so by September 3, 1997 to receive them before the action by Consent.

                                        T. ROWE PRICE REALTY INCOME
                                        FUND IV MANAGEMENT, INC.
                                        General Partner













                                        By:/s/ James S. Riepe
                                            James S. Riepe
                                            Chairman of the Board
                                            and President

     Baltimore, Maryland
     July 28, 1997




























































                          INDEX TO FINANCIAL STATEMENTS


     Financial Statements                                          Page No.

          Independent Auditors' Report . . . . . . . . . . . . . . . .  F-1

          Consolidated Balance Sheets at
               December 31, 1996 and 1995  . . . . . . . . . . . . . .  F-2

          Consolidated Statements of Operations
               for each of the three years in the
               period ended December 31, 1996  . . . . . . . . . . . .  F-3

          Consolidated Statements of Partners' Capital
               for each of the three years
               in the period ended December 31, 1996 . . . . . . . . .  F-4

          Consolidated Statements of Cash Flows
               for each of the three years in the
               period ended December 31, 1996  . . . . . . . . . . . .  F-5

          Notes to Consolidated Financial Statements . . . . . . . . .  F-6

          Condensed Consolidated Balance Sheets at March 31, 1997
               and December 31, 1996 (unaudited)   . . . . . . . . . . F-10

          Condensed Consolidated Statements of Operations for the
               three months ended March 31, 1997 and March 31, 1996
               (unaudited) . . . . . . . . . . . . . . . . . . . . . . F-11

          Condensed Consolidated Statement of Partners' Capital for
               the three months ended March 31, 1997 (unaudited)       F-12

          Condensed Consolidated Statements of Cash Flows for the
               three months ended March 31, 1997 and March 31, 1996
               (unaudited) . . . . . . . . . . . . . . . . . . . . . . F-13

          Notes to Condensed Consolidated Financial Statements
          (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . F-14

























     INDEPENDENT AUDITORS' REPORT

     To the Partners
     T. Rowe Price Realty Income Fund IV,
     America's Sales-Commission-Free Real Estate Limited Partnership:

     We have audited the accompanying consolidated balance sheets of T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership and its consolidated ventures as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership and its consolidated ventures as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     KPMG Peat Marwick LLP

     Chicago, Illinois
     January 27, 1997


























                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                            December 31, December 31,
                                                1996         1995
                                             ___________ ____________

     Assets

     Real Estate Property Investments
       Land  . . . . . . . . . . . . . .      $   7,413   $   8,502
       Buildings and Improvements  . . .         15,818      18,295
                                               ________    ________

                                                 23,231      26,797

       Less:  Accumulated Depreciation and
         Amortization  . . . . . . . . .         (3,050)    (3,848)
                                               ________   ________

                                                 20,181      22,949
     Cash and Cash Equivalents . . . . .          1,769       1,733
     Accounts Receivable (less
       allowances of $28
       and $367) . . . . . . . . . . . .            525         623
     Other Assets  . . . . . . . . . . .            242         280
                                               ________    ________

                                              $  22,717   $  25,585
                                               ________    ________
                                               ________    ________

     Liabilities and Partners' Capital
     Security Deposits and
       Prepaid Rents . . . . . . . . . .      $     209   $     200
     Accrued Real Estate Taxes . . . . .            358         353
     Accounts Payable and
       Other Accrued
       Expenses  . . . . . . . . . . . .            270         234
     Minority Interest . . . . . . . . .            688         688
                                               ________    ________

     Total Liabilities . . . . . . . . .          1,525       1,475

     Partners' Capital . . . . . . . . .         21,192      24,110
                                               ________    ________

                                              $  22,717   $  25,585
                                               ________    ________
                                               ________    ________

     The accompanying notes are an integral part of the consolidated financial statements.














                   CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands except per-unit amounts)

                                       Years Ended December 31,
                                       1996       1995      1994
                                     _________  __________________

     Revenues

     Rental Income . . . . . . .     $  3,366  $  3,616  $  3,950
     Interest Income . . . . . .           99        90       162
                                      _______   _______   _______

                                        3,465     3,706     4,112
                                      _______   _______   _______

     Expenses

     Property Operating
       Expenses  . . . . . . . .          709       940       823
     Real Estate Taxes . . . . .          568       589       635
     Depreciation and
       Amortization  . . . . . .          745       786       873
     Decline of Property
       Values  . . . . . . . . .        1,099         -       730
     Management Fee to General
       Partner   . . . . . . . .          191        85       267
     Partnership Management
       Expenses  . . . . . . . .          320       262       266
                                      _______   _______   _______

                                        3,632     2,662     3,594
                                      _______   _______   _______

     Income (Loss)
       from Operations before
       Real Estate Sold  . . . .         (167)    1,044       518
     Gain on Real Estate Sold  .          582         -       577
                                      _______   _______   _______

     Net Income  . . . . . . . .     $    415  $  1,044  $  1,095
                                      _______   _______   _______
                                      _______   _______   _______























                                       Years Ended December 31,
                                       1996       1995      1994
                                     _________  __________________

     Activity per Limited
     Partnership Unit

     Net Income  . . . . . . . .     $   0.53  $   1.35  $   1.45
                                      _______   _______   _______
                                      _______   _______   _______

     Cash Distributions Declared
       from Operations   . . . .     $   1.95  $   1.88  $   2.62
       as Return of
       Capital   . . . . . . . .            -         -      0.78
       from Sale Proceeds  . . .         2.53         -      7.85
                                      _______   _______   _______

     Total Distributions
       Declared  . . . . . . . .     $   4.48  $   1.88  $  11.25
                                      _______   _______   _______
                                      _______   _______   _______

     Weighted Average Number of
       Units Outstanding   . . .      773,703   766,443   747,028
                                      _______   _______   _______
                                      _______   _______   _______

     The accompanying notes are an integral part of the consolidated financial statements.




































                CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                               (In thousands)

                                     General    Limited
                                     Partner    Partners    Total
                                     ________   ________   ________

     Balance,
        December 31, 1993  . . .     $   (47)   $31,186   $31,139
     Net Income  . . . . . . . .           8      1,087     1,095
     Reinvestments in
        Units  . . . . . . . . .           -        792       792
     Redemptions of
        Units  . . . . . . . . .           -       (632)    (632)
     Cash Distributions  . . . .         (19)    (7,700)  (7,719)
                                     _______    _______   _______

     Balance,
        December 31, 1994  . . .         (58)    24,733    24,675
     Net Income  . . . . . . . .          10      1,034     1,044
     Reinvestments in
        Units  . . . . . . . . .           -        999       999
     Redemptions of
        Units  . . . . . . . . .           -       (299)    (299)
     Cash Distributions  . . . .         (24)    (2,285)  (2,309)
                                     _______    _______   _______

     Balance,
        December 31, 1995  . . .         (72)    24,182    24,110
     Net Income  . . . . . . . .           4        411       415
     Reinvestments in
        Units  . . . . . . . . .           -        421       421
     Redemptions of
        Units  . . . . . . . . .           -       (502)    (502)
     Cash Distributions  . . . .          (7)    (3,245)  (3,252)
                                     _______    _______   _______

     Balance, December 31, 1996      $   (75)   $21,267   $21,192
         . . . . . . . . . . . .     _______    _______   _______

     The accompanying notes are an integral part of the consolidated financial statements.
























                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)


                                         Years Ended December 31,
                                         1996       1995      1994
                                        _______    _______   _______

     Cash Flows from Operating
       Activities
     Net Income  . . . . . . . . .     $    415  $  1,044  $   1,095
     Adjustments to Reconcile
       Net Income to
       Net Cash
       Provided by Operating
       Activities
       Depreciation and
         Amortization  . . . . . .          745       786        873
       Decline of Property
         Values  . . . . . . . . .        1,099         -        730
       Gain on Real Estate
         Sold  . . . . . . . . . .        (582)         -      (577)
       Change in Accounts
         Receivable, Net
         of Allowances   . . . . .           94       (1)      (139)
       Change in Other
         Assets  . . . . . . . . .           35     (125)       (27)
       Change in Accounts
         Payable and
         Other Accrued
         Expenses  . . . . . . . .           36      (86)         24
       Other Changes in
         Assets and
         Liabilities   . . . . . .           14        30        (6)
                                        _______   _______    _______
     Net Cash Provided by
       Operating
       Activities  . . . . . . . .        1,856     1,648      1,973
                                        _______   _______    _______

     Cash Flows from Investing
       Activities
     Proceeds from
       Property
       Disposition   . . . . . . .        1,956         -      5,870
     Investments in Real
       Estate  . . . . . . . . . .        (443)     (633)      (290)
                                        _______   _______    _______

















                                        Years Ended December 31,
                                         1996       1995      1994
                                        _______    _______   _______

     Net Cash Provided by
     (Used in)
     Investing
     Activities                          1,513      (633)     5,580
                                        _______    _______   _______

     Cash Flows Used in
     Financing Activities
     Cash Distributions                 (3,252)    (2,309)   (7,719)

     Reinvestments in
     Units                                421        999        792

     Redemptions of Units                (502)      (299)     (632)
                                        _______    _______   _______

     Net Cash Used in Financing
     Activities                         (3,333)    (1,609)   (7,559)
                                        _______    _______   _______

     Cash and Cash Equivalents
     Net Increase (Decrease)
     during Year                          36        (594)       (6)

     At Beginning
     of Year                             1,733      2,327     2,333
                                        _______    _______   _______

     At End of
     Year                               $1,769     $1,733    $2,327
                                        _______    _______  _______
                                        _______    _______  _______

     The accompanying notes are an integral part of the consolidated financial statements.



























     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     NOTE 1 - ORGANIZATION

     T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership (the "Partnership"), was formed on November 17, 1987, under the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, operating, and disposing of existing income-producing commercial and industrial real estate properties. T. Rowe Price Realty Income Fund IV Management, Inc., is the sole General Partner. The initial offering resulted in the sale of 692,598 limited partnership units at $50 per unit.

     The Partnership had a reinvestment plan whereby the Limited Partners could elect to have their cash distributions automatically reinvested in additional units of the Partnership, or fractions thereof, instead of receiving cash payments. The reinvestment price per unit was the estimated fair market value of the unit as determined by the General Partner in accordance with the partnership agreement. During 1996, the reinvestment program was terminated. A total of 167,874 units were purchased under this plan from reinvestments of $6,947,000.

     The Partnership has a redemption plan whereby Limited Partners may request that the Partnership redeem their units. Since September 30, 1992, the redemption price of a unit has been equal to 90% of the estimated fair market value of a unit as determined by the General Partner in accordance with the partnership agreement. As of December 31, 1996, 92,722 units had been redeemed under this plan for a total of $3,227,000.

     In accordance with provisions of the partnership agreement, income from operations is allocated and related cash distributions are generally paid to the General and Limited Partners at the rates of 1% and 99%, respectively. Sale or refinancing proceeds are generally allocated first to the Limited Partners in an amount equal to their capital contributions, next to the Limited Partners to provide specified returns on their adjusted capital contributions, next 3% to the General Partner, with any remaining proceeds allocated 85% to the Limited Partners and 15% to the General Partner. Gain on property sold is generally allocated first between the General Partner and Limited Partners in an amount equal to the depreciation previously allocated from the property and then in the same ratio as the distribution of sale proceeds. Cash distributions, if any, are made quarterly based upon cash available for distribution, as defined in the partnership agreement. Cash available for distribution will fluctuate as changes in cash flows and adequacy of cash balances warrant.
















     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Partnership's financial statements are prepared in accordance with generally accepted accounting principles which requires the use of estimates and assumptions by the General Partner.

     The accompanying consolidated financial statements include the accounts of the Partnership and its pro-rata share of the accounts of Tierrasanta 234 and Penasquitos 34 (Westbrook Commons), both of which are California general partnerships, in which the Partnership has 40% and 50% interests, respectively. They also include the Partnership's pro-rata share of the accounts of Fairchild 234, a California general partnership in which the Partnership had a 20% interest prior to disposition of the property on August 28, 1996. The other partners in these ventures are affiliates of the Partnership. Additionally, the accounts of Goshen Road Limited Partnership, a Maryland limited partnership in which the Partnership has a 90% controlling general partnership interest have been consolidated. All intercompany accounts and transactions have been eliminated in consolidation.

     Depreciation is calculated primarily on the straight-line method over the estimated useful lives of buildings and improvements, which range from five to 40 years. Lease commissions and tenant improvements are capitalized and amortized over the life of the lease using the straight-line method.

     Cash equivalents consist of money market mutual funds, the cost of which approximates fair value.

     The Partnership uses the allowance method of accounting for doubtful accounts. Provisions for uncollectible tenant receivables in the amounts of $34,000, $269,000, and $102,000 were recorded in 1996, 1995, and 1994, respectively. Bad debt expense is included in Property Operating Expenses.

     The Partnership will review its real estate property investments for impairment whenever events or changes in circumstances indicate that the property carrying amounts may not be recoverable. Such a review results in the Partnership recording a provision for impairment of the carrying value of its real estate property investments whenever the estimated future cash flows from a property's operations and projected sale are less than the property's net carrying value. The General Partner believes that the estimates and assumptions used in evaluating the carrying value of the Partnership's properties are appropriate; however, changes in market conditions and circumstances could occur in the near term which would cause these estimates to change.

     Rental income is recognized on a straight-line basis over the term of each lease. Rental income accrued, but not yet billed, is included in Other Assets and aggregates $188,000 and $192,000 at December 31, 1996 and 1995, respectively.

     Under provisions of the Internal Revenue Code and applicable state taxation codes, partnerships are generally not subject to income taxes; therefore, no provision has been made for such taxes in the accompanying consolidated financial statements.

     NOTE 3 - TRANSACTIONS WITH RELATED PARTIES

     As compensation for services rendered in managing the affairs of the Partnership, the General Partner earns a partnership management fee equal to 9% of net operating proceeds. The General Partner earned partnership management fees of $191,000, $85,000, and $267,000 in 1996, 1995, and 1994, respectively. In addition, the General Partner's share of cash available for distribution from operations, as discussed in Note 1, totaled $15,000, $15,000, and $20,000 in 1996, 1995, and 1994, respectively.

     In accordance with the partnership agreement, certain operating expenses are reimbursable to the General Partner. The General Partner's reimbursement of such expenses totaled $74,000, $58,000, and $55,000 for communications and administrative services performed on behalf of the Partnership during 1996, 1995, and 1994, respectively.

     An affiliate of the General Partner earned a normal and customary fee of $3,000, $6,000, and $17,000 from the money market mutual funds in which the Partnership made its interim cash investments during 1996, 1995, and 1994, respectively.

     LaSalle Advisors Limited Partnership ("LaSalle") is the Partnership's advisor and is compensated for its advisory services directly by the General Partner. LaSalle is reimbursed by the Partnership for certain operating expenses pursuant to its contract with the Partnership to provide real estate advisory, accounting, and other related services to the Partnership. LaSalle's reimbursement for such expenses during each of the last three years totaled $80,000.

     An affiliate of LaSalle earned $84,000, $78,000, and $73,000 in 1996, 1995, and 1994, respectively, for property management fees and leasing commissions on tenant renewals and extensions at several of the Partnership's properties.

     NOTE 4 - PROPERTY DISPOSITIONS

     In June 1994, the Partnership sold Metropolitan Industrial and received net proceeds of $5,870,000. The net book value of this property at the time of disposition was $5,293,000, after accumulated depreciation expense. Accordingly, the Partnership recognized a gain of $577,000. Results of operations at the property were $149,000 in 1994.













     On August 28, 1996, Fairchild Corporate Center, an office property in which the Partnership had a 20% interest, was sold. The Partnership received net proceeds of $1,956,000. The net book value of the Partnership's interest at the date of sale was $1,374,000, after deduction of accumulated depreciation, and previously recorded impairments. Accordingly, the Partnership recognized a $582,000 gain on the sale of this property. Income from operations for this property, before the gain on real estate sold, was $15,000, $31,000, and $82,000 in 1996, 1995, and 1994,
     respectively.

     NOTE 5 - PROPERTY VALUATIONS

     On January 1, 1996, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which changed the Partnership's method of accounting for its real estate property investments when circumstances indicate that the carrying amount of a property may
     not be recoverable.   Measurement of an impairment loss on an
     operating property is now based on the estimated fair value of the property, which becomes the property's new cost basis, rather than the sum of expected future cash flows. Properties held for sale continue to be reflected at the lower of historical cost or estimated fair value less anticipated selling costs. In addition, properties held for sale are no longer depreciated.

     Based upon a review of current market conditions, estimated holding period, and future performance expectations of each Partnership property, the General Partner has determined that the net carrying value of Tierrasanta may not be fully recoverable from future operations and disposition, and recognized impairment charges of $1,099,000 in 1996 and $730,000 in 1994.

     NOTE 6 - LEASES

     Future minimum rentals (in thousands) to be received by the Partnership under noncancelable operating leases in effect at December 31, 1996, are:


                       1997          $  2,227
                       1998             1,840
                       1999             1,242
                       2000               891
                       2001               677
                    Thereafter          3,841
                                      _______

                      Total          $ 10,718
                                      _______
                                      _______

     NOTE 7 - RECONCILIATION OF FINANCIAL STATEMENT TO TAXABLE INCOME












     As described in Note 2, the Partnership has not provided for an income tax liability; however, certain timing differences exist between amounts reported for financial reporting and federal income tax purposes. These differences are summarized below for the last three years:

                                      1996       1995      1994
                                    _________ __________ ________
                                            (In thousands)

     Book net income
       (loss)  . . . . . . . . .    $   415   $ 1,044    $ 1,095
     Allowance for
       doubtful accounts . . . .       (320)      246         74
     Property valuation
       and losses on
       disposition   . . . . . .     (2,218)        -        730
     Normalized and
        prepaid rents  . . . . .         44       (93)      (65)
     Interest income . . . . . .          -       252        254
     Other items . . . . . . . .         (5)      (35)        79
                                   ________  ________    ________

     Taxable income
       (loss)  . . . . . . . . .    $(2,084)   $ 1,414    $ 2,167
                                   ________  ________   ________
                                   ________  ________    ________

     NOTE 8 - SUBSEQUENT EVENT

     The Partnership declared a quarterly cash distribution of $.75 per unit to Limited Partners of the Partnership as of the close of business on December 31, 1996. The Limited Partners will receive $576,000, and the General Partner will receive $6,000.
































                   CONDENSED CONSOLIDATED BALANCE SHEETS
                                 Unaudited
                               (In thousands)

                                    March 31,  December 31,
                                       1997        1996
                                   ___________  ___________
     Assets

     Real Estate Property
     Investments
        Land . . . . . . . . . .    $   7,413   $    7,413
        Buildings and
          Improvements . . . . .       15,140       15,818
                                     ________     ________
                                       22,553       23,231

     Less: Accumulated Depreciation
        and Amortization . . . .       (3,210)     (3,050)
                                     ________     ________
                                       19,343      20,181

     Cash and Cash
        Equivalents  . . . . . .        1,445       1,769
     Accounts Receivable (less
        allowances of $28
        and $28) . . . . . . . .          520         525
     Other Assets  . . . . . . .          217         242
                                     ________    ________
                                    $  21,525   $  22,717
                                     ________     _______
                                     ________     ________

     Liabilities and Partners' Capital

     Security Deposits and
        Prepaid Rents  . . . . .    $     172   $     209
     Accrued Real Estate
        Taxes  . . . . . . . . .          309         358
     Accounts Payable and Other
        Accrued Expenses . . . .          220         270
     Minority Interest . . . . .            -         688
                                     ________      ______

     Total Liabilities . . . . .          701       1,525
     Partners' Capital . . . . .       20,824      21,192
                                     ________     ________
                                    $  21,525   $  22,717
                                     ________     ________
                                     ________     ________

     See accompanying notes to condensed consolidated financial statements.














              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 Unaudited
                   (In thousands except per-unit amounts)

                                       Three Months Ended
                                           March 31,

                                         1997     1996
                                         ____     ____

     Revenues

     Rental
         Income  . . . . . . . . .    $    798   $   862
     Interest Income . . . . . . .          22        25
                                      ________  ________
                                           820       887
                                      ________  ________
     Expenses
     Property Operating Expenses .         126       214
     Real Estate Taxes . . . . . .         137       147
     Depreciation and Amortization         160       189
     Management Fee to General
         Partner . . . . . . . . .          42        72
     Partnership Management
         Expenses  . . . . . . . .          78        64
                                      ________  ________
                                           543       686
                                      ________  ________

     Net Income  . . . . . . . . .    $    277   $   201
                                      ________  ________
                                      ________  ________

     Activity per Limited
     Partnership Unit
     Net Income  . . . . . . . . .    $   0.36   $  0.26
                                      ________ _________
                                      ________ _________

     Cash Distributions Declared from
         Operations  . . . . . . .           -   $  0.40
                                      ________  ________
                                      ________  ________

     Weighted Average Number of
         Units Outstanding . . . .     766,561   772,056
                                      ________  ________
                                      ________  ________

     See accompanying notes to condensed consolidated financial statements.














           CONDENSED CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                 Unaudited
                               (In thousands)


                                 General   Limited
                                 Partner  Partners   Total
                                 _______   _______  ______

     Balance,
        December 31,
        1996 . . . . . . .     $   (75)  $ 21,267 $ 21,192
     Net Income  . . . . .           3        274      277
     Redemptions of Units            -        (63)     (63)
     Cash Distributions  .          (6)      (576)    (582)
                               _______    _______  _______

     Balance, March 31,
        1997 . . . . . . .     $   (78)  $ 20,902 $ 20,824
                               _______    _______  _______
                               _______    _______  _______

     See accompanying notes to condensed consolidated financial statements.









































              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 Unaudited
                               (In thousands)

                                        Three Months Ended
                                             March 31,
                                           1997     1996
                                         ________ ________
     Cash Flows from Operating
        Activities

     Net Income  . . . . . . . . . .    $    277   $   201
     Adjustments to Reconcile Net
        Income to Net Cash
       Provided by Operating Activities
          Depreciation and
            Amortization   . . . . .         160       189
        Decrease in Accounts Receivable,
          Net of Allowances  . . . .           5       101
        Decrease in Other Assets . .          25        68
        Decrease in Security Deposits
          and Prepaid Rent . . . . .         (37)       (6)
        Decrease in Accrued Real
          Estate Taxes . . . . . . .         (49)      (39)
        Change in Accounts Payable and
          Other Accrued Expenses . .         (50)       55
                                        ________  ________

     Net Cash Provided by Operating
        Activities . . . . . . . . .         331       569
                                        ________ _________

     Cash Flows Used in Investing Activities
     Investments in Real Estate  . .         (10)     (106)
                                        ________  ________
     Cash Flows from Financing Activities

     Cash Distributions  . . . . . .        (582)     (361)
     Reinvestments in Units  . . . .           -       151
     Redemptions of Units  . . . . .         (63)     (141)
                                        ________   ________
     Net Cash Used in Financing
        Activities . . . . . . . . .        (645)     (351)
                                        ________  ________






















                                      Three Months Ended
                                           March 31,
                                           1997     1996
                                         ________ ________


     Cash and Cash Equivalents
     Net Increase (Decrease) during
        Period                             (324)         112
     At Beginning of Year                  1,769       1,733
                                         ________     ________
     At End of Period                     $1,445      $1,845
                                         ________     ________
                                          _______     ________

     See accompanying notes to condensed consolidated financial statements.


















































            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 Unaudited

     The unaudited interim condensed consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. All such adjustments are of a normal, recurring nature.

     The unaudited interim financial information contained in the accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements contained in the 1996 Annual Report to Partners.

     NOTE 1 - TRANSACTIONS WITH RELATED PARTIES AND OTHER

     As compensation for services rendered in managing the affairs of the Partnership, the General Partner earns a partnership management fee equal to 9% of net operating proceeds. The General Partner earned a partnership management fee of $42,000 during the first three months of 1997.

     In accordance with the partnership agreement, certain operating expenses are reimbursable to the General Partner. The General Partner's reimbursement of such expenses totaled $19,000 for communications and administrative services performed on behalf of the Partnership during the first three months of 1997.

     An affiliate of the General Partner earned a normal and customary fee of $1,000 from the money market mutual funds in which the Partnership made its interim cash investments during the first three months of 1997.

     LaSalle Advisors Limited Partnership ("LaSalle") is the Partnership's advisor and is compensated for its advisory services directly by the General Partner. LaSalle is reimbursed by the Partnership for certain operating expenses pursuant to its contract with the Partnership to provide real estate advisory, accounting and other related services to the Partnership. LaSalle's reimbursement for such expenses during the first three months of 1997 totaled $20,000.

     An affiliate of LaSalle earned $19,000 in the first three months of 1997 as property manager for several of the Partnership's properties.

     NOTE 2 - REAL ESTATE PROPERTY INVESTMENTS

     On April 11, 1997, the Partnership and its consolidated ventures entered into contracts with a buyer for the sale of all properties in which the Partnership holds an interest at a sales price of $23,877,000 before selling expenses. The transactions are subject to further due diligence by the buyer and approval of the Limited Partners which could result in changes to or the cancellation of the contracts. If the transactions are closed, the Partnership will have sold all of its real estate property investments and will begin liquidation.






























































     Legg Mason Wood Walker, Incorporated
     111 South Calvert Street
     Baltimore, MD  21203
                                                 July 21, 1997


     T. Rowe Price Realty Income Fund IV Management, Inc.
     100 East Pratt Street
     Baltimore, Maryland  21202
     Attention: Mr. James S. Riepe, President

     Gentlemen:

         We understand that T. Rowe Price Realty Income Fund IV, America s Sales-Commission-Free Real Estate Limited Partnership (the "Fund") and Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. (collectively, the "Acquiror") have entered into an agreement dated as of April 11, 1997 (the "Agreement"), which provides that the Fund will sell all of its real estate assets (the "Properties") to the Acquiror for cash consideration of $23,877,000 (the "Sale").

         In connection with the Sale, we have been requested to provide our opinion to T. Rowe Price Realty Income Fund IV
     Management, Inc., the general partner of the Fund (the "General Partner") regarding the fairness to the Fund and the limited partners, from a financial point of view, of the consideration to be received by the Fund in the Sale.

         In conducting our analysis and arriving at the opinion set forth below, we have, among other things:

         (i)reviewed the Agreement;

         (ii) reviewed and analyzed the audited financial statements of the Fund for the years ended December 31, 1995 and 1996;

         (iii)reviewed and analyzed the unaudited consolidated financial statements of the Properties for the three months ended March 31, 1997;

         (iv) reviewed and analyzed certain internal information concerning the business and operations of the Fund and the Properties furnished to us by the General Partner and by LaSalle Advisors Limited ("LaSalle"), including unaudited cash-basis projections for the Properties for the years ending December 31, 1997 through 2007;

         (v)reviewed and analyzed certain publicly available information concerning the Fund, the Properties and the Acquiror;

         (vi) reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we deemed relevant to our inquiry;

         (vii)reviewed and analyzed certain selected market purchase price data that we deemed relevant to our inquiry;

         (viii)held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and

         (ix) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as we deemed appropriate.

         In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor has Legg Mason been furnished with any such independent evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us as of the date hereof. Additionally, our opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and we were not requested to, nor did we, solicit the interest of any other party in acquiring the Properties.

         We have acted as financial advisor to the General Partner and will receive a fee for our services. It is understood that this opinion is provided to the General Partner in its evaluation of the Sale and our opinion does not constitute a recommendation to any limited partner of the Fund as to whether such limited partner should approve the Sale. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any filing made by the Fund with the Securities and Exchange Commission with respect to the Sale and as an appendix to the Fund s consent solicitation statement furnished to limited partners in connection with the Sale.














         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the Fund in the Sale is fair to the Fund and its limited partners from a financial point of view.

            Very truly yours,



            Legg Mason Wood Walker,Incorporated


            By:/s/ Jeff M. Rogatz
            Jeff M. Rogatz
            Managing Director



















































     T. ROWE PRICE REALTY INCOME FUND IV,
     AMERICA S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP 100 East Pratt Street
     Baltimore, Maryland 21202

          WRITTEN CONSENT

          This written consent to approve a transaction consisting of
     (i) the sale of substantially all of the assets (the "Sale") of
     T. Rowe Price Realty Income Fund IV, America s Sales-Commission-Free Real Estate Limited Partnership, a Delaware limited partnership (the "Fund"), consisting of interests in five properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997, with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers, and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described in the accompanying Consent Solicitation Statement is solicited by T. Rowe Price Realty Income Fund IV Management, Inc., the General Partner of the Fund (the "General Partner"). The Sale and Liquidation are being consented to as one proposal to approve the Transaction. All written consents must be received by the Fund and delivered to the General Partner before 10:00 a.m., New York City time, on September 11, 1997 to be valid, unless such date or time is extended. All signed written consents will be counted FOR the Transaction unless otherwise marked. The General Partner recommends a vote FOR the Transaction.
          / /  FOR THE TRANSACTION
          / /  AGAINST THE TRANSACTION
          / /  ABSTAIN FROM CONSENTING TO THE TRANSACTION
          (Please date and sign on reverse side.)
     Please mark, sign, date and return the consent card promptly using the enclosed envelope to T. Rowe Price Realty Income Fund IV.
          CONSENT NUMBER
          UNITS

     Dated: , 1997

     Signature

     Dated: , 1997

     Signature
     Please sign EXACTLY as YOUR name appears HEREIN. If signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or other entity, please sign in partnership or entity name by authorized person.
     The General Partner requests that you fill in the date and sign the consent and return it in the enclosed envelope. IF THE













     CONSENT IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED BY THE FUND.